Black Creek Diversified Property Fund Inc. Form 8-K
Exhibit 10.1

SELECTED DEALER AGREEMENT
Black Creek Capital Markets, LLC (f/k/a Dividend Capital Securities LLC)  (the “Dealer Manager”) serves as the dealer manager for the offering of shares of common stock, $0.01 par value per share (“Common Stock”) of Black Creek Diversified Property Fund Inc., a Maryland corporation (the “Company”), pursuant to that Third Amended and Restated Dealer Manager Agreement, dated as of September 1, 2017 (the “Dealer Manager Agreement”) between the Company and the Dealer Manager, pursuant to which the Dealer Manager may retain broker-dealers to act as its agents in connection with such offering. This Agreement (the “Agreement”) is made as of October 13, 2017 among the Dealer Manager, the Company, Black Creek Diversified Property Advisors LLC (the “Advisor”), and Morgan Stanley Smith Barney LLC (“Dealer”). The parties hereby agree that Dealer will participate in the distribution of the Shares (as defined below) of the Company, subject to the terms of this Agreement. In consideration of the mutual covenants hereinafter contained, the parties agree as follows:
SECTION 1. DEALER MANAGER AGREEMENT
(a)As described in the Dealer Manager Agreement, the Company has filed one or more registration statements with the Securities and Exchange Commission (the “SEC”) that are listed on Schedule 1 to the Dealer Manager Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager. Any new Registration Statement will be added to Schedule 1 upon its initial effectiveness with the SEC. Each Registration Statement shall register an ongoing offering (each, an “Offering”) of Common Stock, which may consist of Class T, Class S, Class D and/or Class I shares of Common Stock (the “Shares”).

(b)The Offering is and shall be comprised of a maximum amount of Shares set forth in the Prospectus that will be issued and sold to the public at the public offering prices per Share set forth in the Prospectus pursuant to a primary offering (the “Primary Shares”) and the Company's distribution reinvestment plan (the “DRIP Shares”). In connection with the Offering, the minimum purchase by any one person shall be as set forth in the Prospectus. In this Agreement, unless explicitly stated otherwise, “the Prospectus” means, at any given time, each Prospectus contained in a Registration Statement, except that if the prospectus or prospectus supplement filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”) shall differ from the Prospectus on file with respect to such Registration Statement at its effective date, the term “Prospectus” shall include such prospectus or prospectus supplement filed pursuant to Rule 424(b).

(c)Notwithstanding the foregoing, if any new Registration Statement is added to Schedule 1 to the Dealer Manager Agreement, the Dealer Manager will promptly give Dealer written notice of such addition. Schedule 1 to the Dealer Manager Agreement may be amended from time to time with the written consent of the Company and the Dealer Manager. However, the addition or removal of Registration Statements from Schedule 1 to the Dealer Manager Agreement shall only apply prospectively and shall not affect the respective agreements, representations and warranties of the Company, the Advisor, the Dealer Manager and Dealer prior to receipt by Dealer of copies of such amendments to Schedule 1 to the Dealer Manager Agreement. It is possible that more than one Registration Statement may be listed on Schedule 1 during times of transition from one Registration Statement to another, during which time offers or sales may be made pursuant to either Registration Statement. In such event, the Dealer Manager shall (a) communicate to Dealer details about the transition from one Registration Statement to the next, including when sales may be made pursuant to the most recent Registration Statement and when sales will cease pursuant to the older Registration Statement and (b) provide Dealer with sufficient copies of the appropriate Prospectus and other offering materials in order to continue to make offers and sales throughout such transition period.

(d)In this Agreement, unless explicitly stated otherwise, the “Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1 to the Dealer Manager Agreement, as such Schedule 1 to the Dealer Manager Agreement may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto). In this Agreement, unless explicitly stated otherwise, the “Offering” means, at any given time, an offering covered by a Registration Statement and “Shares” means the Shares being offered in an Offering. In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.
SECTION 2. AUTHORIZATION
In accordance with the authority granted under the Dealer Manager Agreement, the Dealer Manager hereby appoints Dealer to solicit investors to make investments in the Shares and to perform such other services in accordance with the provisions set forth herein. Dealer hereby accepts such appointment and agrees to render such services and to assume the obligations set forth herein, on the terms and conditions set forth herein, for the compensation provided for on Exhibit A attached hereto. By Dealer’s acceptance of this Agreement, Dealer will become one of the Dealers referred to in the Dealer Manager Agreement, but Dealer shall only have the obligations explicitly set forth in this Agreement. Except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Dealer Manager Agreement. The Dealer Manager and Dealer each further agree, and hereby make the representations as set forth below, which shall govern all offers and sales of the Shares made by Dealer.
SECTION 3. SUBMISSION OF ORDERS
(a)In order to purchase Shares in the Offering, the subscriber must complete and execute a subscription agreement substantially in the form filed as an appendix to the Prospectus (a “Subscription Agreement”) and deliver to Dealer such completed and executed Subscription Agreement together with a wire transfer or authorization for Dealer to debit such subscriber’s account held at Dealer and to send a wire transfer (“instruments of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount described in Section 4 herein.

(b)Purchase orders which include a completed and executed Subscription Agreement in good order received by the Company at least 7 business days prior to the first calendar day of the month and instruments of payment received by the Company at least 2 business days prior to the first calendar day of the month (unless waived by the Dealer Manager) will be effective as of the first calendar day of such month (based on the prior month’s transaction price (as defined in Section 4 below)); provided that different timing requirements may apply upon mutual agreement of the parties.

(c)If Dealer receives a Subscription Agreement or instrument of payment not conforming to the foregoing instructions, Dealer shall promptly return such Subscription Agreement and instrument of payment directly to such subscriber. Subscription Agreements and instruments of payment received by Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 3. Transmittal of received investor funds will be made in accordance with the procedures described herein.

(d)Subscription Agreements received during each month before 7 business days prior to the first calendar day of the next month will be transmitted at least 7 business days prior to the first calendar day of the next month and instruments of payment with respect to such transmitted Subscription Agreements will be transmitted at least 2 business days prior to the first calendar day of the next month as set forth in the Subscription Agreement or as otherwise directed by the Company. Subscription Agreements received from subscribers during the 7 business day period prior to the first calendar day of a month will be transmitted at least 7 business days prior to the first calendar day of the month after the next month (the “following month”) and instruments of payment with respect to such transmitted Subscription Agreements will be transmitted at least 2 business days prior to the first calendar day of the following month.

(e)Subscription funds may be transmitted to the Company net of selling commissions and dealer manager fees, as applicable, subject to the terms and conditions set forth in Exhibit A attached hereto.

The Dealer Manager acknowledges that in connection with the Offering, Dealer will utilize with its customers making purchases of Shares (“Clients”) a subscription agreement (in a form approved in advance by the Dealer Manager) which will provide that the total purchase price paid by a Client for the Shares shall be comprised of (i) the transaction price (as defined in Section 4 below) for the number of Shares the Client intends to purchase, plus (ii) the applicable upfront selling commissions and dealer manager fees payable to Dealer for such Shares. Such commissions and fees will be collected by Dealer prior to the Client’s funds being transferred to the Company.

SECTION 4. PRICING.
Except as otherwise provided in the Prospectus, which may be amended or supplemented from time to time, the Primary Shares shall generally be offered to the public at a purchase price payable in cash equal to the Company’s prior month’s net asset value (“NAV”) per share applicable to the class of shares being purchased (as calculated in accordance with the procedures described in the Prospectus), or at a different offering price made available to investors in cases where the Company believes there has been a material change to the NAV per Share since the end of the prior month, plus in either case any applicable selling commissions and dealer manager fees. The Dealer Manager will notify Dealer or cause Dealer to be notified by electronic mail or other reasonable method as soon as reasonably practicable following the finalization of each determination of the NAV per share or such other offering price, if applicable, in connection with the price at which each class of shares are being sold at each monthly closing or repurchased pursuant to the share repurchase plan. Except as otherwise provided in the Prospectus, for stockholders who participate in the Company’s distribution reinvestment plan (“DRIP”), the cash distributions attributable to the class of shares that each stockholder owns will be automatically re-invested in additional shares of the same class. The DRIP Shares will be issued and sold to stockholders of the Company at a purchase price equal to the Primary Share offering price per share before any applicable selling commissions and dealer manager fees (“transaction price”) of the applicable class of shares on the date the distribution is payable. For Dealer Clients, except as otherwise indicated in the Prospectus, a minimum initial purchase of $25,000 in Shares is required and additional investments may be made in cash in minimal increments of at least $10,000 in Shares. The Shares are nonassessable.
SECTION 5. PROSPECTUS AND SALES LITERATURE
Dealer agrees that neither it nor any of its principals, directors, officers or employees, is authorized to give any information to investors or prospective investors concerning the Shares, the Company or the Dealer Manager except as set forth in this section.

(a)Dealer is not authorized or permitted to give and will not give, any information or make any representation (written or oral) concerning the Shares to any Client or prospective Client except as set forth in the Prospectus and any additional sales literature which has been approved for Client use in advance in writing by the Dealer Manager or the Company (collectively, “Authorized Sales Materials”). All Authorized Sales Materials have, or will have prior to the date such materials are provided to Dealer, received all required regulatory approval, which may include but is not limited to, the approval of the SEC and state securities agencies, as applicable, and have been, or will be prior to the date such materials are provided to Dealer, filed with and approved by the Financial Industry Regulatory Authority, Inc. (“FINRA”), regardless of whether or not such filing is required by the applicable FINRA rules; provided, however, that no such Authorized Sales Materials will be required to be filed if they are excluded from filing requirements pursuant to FINRA Rule 2210(c)(7). The Dealer Manager will supply to Dealer reasonable quantities of Offering Materials (defined in Section 8 herein), in a form (hard copy or electronic) as requested by Dealer from time to time, as approved by the Dealer Manager, the Company and any of their respective affiliates, and if any of the foregoing documents are amended or supplemented, the Dealer Manager will promptly notify Dealer in writing and provide Dealer with reasonable quantities of such amended documents or supplements at no cost to Dealer.

(b)Dealer agrees that it will provide to each person to whom an offer to sell the Shares is made: (i) a copy of the Prospectus, (ii) all supplements thereto, and (iii) any amended Prospectus, that has been supplied to Dealer by the Dealer Manager as of the time of such offer. The Dealer Manager agrees to furnish or cause to be furnished to each Client by electronic mail (or where the Client has not agreed to receipt of such information by electronic mail, then by physical delivery), no later than 5 business days prior to the completion of the sale of Shares to such Client, a copy of any supplement to the Prospectus or amended Prospectus filed with the SEC within 90 days prior to the Company’s acceptance of such subscription agreement. Dealer agrees that it will not send or give any supplement to the Prospectus or any Authorized Sales Materials to an investor unless it has previously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus with such supplement to the Prospectus or Authorized Sales Materials. Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and prominently marked “dealer only” or otherwise bearing a prominent legend denoting that it is not to be used in connection with the sale of Shares to members of the public. Dealer agrees that it will not show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Dealer Manager if such material bears a prominent legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing which relates to another company supplied to it by the Company or the Dealer Manager bearing a prominent legend which states that such material may not be used in connection with the offer or sale of any securities other than the company to which it relates.

(c)Dealer agrees to take reasonable steps to comply with the written request of any Client or prospective Client for a copy of the Prospectus (as amended and supplemented) required for compliance with the provisions of Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for a period of 90 days from the effective date of the Registration Statement or such other period as may be required by the Exchange Act or the rules and regulations thereunder.

(d)Notwithstanding anything herein to the contrary, in the event that the Company files with the SEC any supplements to the Prospectus after the date on which the Company receives a subscription agreement from any Clients, but prior to the acceptance thereof by the Company, the Dealer Manager agrees to furnish or cause to be furnished to any such Client, immediately following the filing with the SEC, via electronic mail (or where electronic mail is not permitted due to state regulations or Client request, via overnight mail or courier service), a copy of any such supplement to the Prospectus.

(e)The Offering Materials (defined in Section 8 herein) as of the date hereof and at any subsequent time do not and will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Dealer Manager represents that there is no controlling state law, regulation or policy that precludes satisfying state prospectus delivery requirements by means of electronic delivery. For the avoidance of doubt, if this representation becomes inaccurate with respect to a particular state or states, such inaccuracy shall not be deemed to be a breach of this representation so long as the Dealer Manager provides prompt notice to Dealer of such inaccuracy.

SECTION 6. LICENSING
(a)The Dealer Manager and Dealer each represent and warrant to each other that: (i) it is a broker-dealer registered with the SEC; (ii) it is a member in good standing of FINRA; (iii) it is licensed by the appropriate regulatory agency of each state or other jurisdiction in which it will offer and sell Shares of the Company; and (iv) each of its principals, directors, officers, employees, and agents who will participate or otherwise be involved in the offer or sale of the Shares or the performance of its duties and activities under this Agreement is either appropriately licensed or exempt from such licensing requirements by the appropriate regulatory agency of each state or other jurisdiction in which it will offer and sell Shares.
(b)The Dealer Manager and Dealer agree that: (i) termination or suspension of its registration with the SEC, or (ii) termination or suspension of its membership with FINRA, shall cause the termination of this Agreement. Each party further agrees to notify the other party promptly in writing of any such action or event.
(c)The Dealer Manager and Dealer agree that this Agreement is in all respects subject to the Rules of FINRA and such Rules shall control any provision to the contrary in this Agreement. Without limiting the generality of the foregoing, the Dealer Manager and Dealer acknowledge that, subject to the indemnification described in Section 14 of this Agreement, neither party has responsibility for the manner of the other party’s performance of, or for acts or omissions in connection with, the duties and activities performed by the other party under this Agreement.
(d)The Dealer Manager and Dealer agree to be bound by, and to comply with, all applicable federal, state, foreign and other laws and all rules and regulations promulgated thereunder generally affecting the sale or distribution of Shares, including applicable rules and regulations of FINRA and further including applicable anti-money laundering laws and regulations and applicable guidance issued by the Department of the Treasury, the SEC and FINRA.
SECTION 7. ORDERS
(a)Dealer agrees to offer and sell Shares only at the transaction price plus selling commissions and dealer manager fees, if any, applicable to such Shares and in effect at the time of each transaction. The procedures relating to all orders and the handling of each order (including the manner of computing the NAV of Shares and the effective time of orders received from Dealer) are subject to: (i) the terms of the then-current Prospectus, as filed with the SEC; and (ii) the subscription documents for the Offering, as supplemented or amended from time to time; and to the extent that the Prospectus contains provisions that are inconsistent with such terms in this Agreement or any other document, the terms of the Prospectus shall be controlling following the Dealer Manager’s delivery of notice of such inconsistent provisions to Dealer.

(b)In all offers and sales of the Shares, Dealer will not act as broker or agent for, or employee of, the Dealer Manager or the Company and Dealer will not represent to any third party that Dealer has such authority or is acting in such capacity.

(c)All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order in its sole discretion, including, without limitation, orders not accompanied by an executed Subscription Agreement in good order or without the required instrument of payment in full payment for the Shares. Dealer agrees that no selling commission or dealer manager fee will be paid to Dealer with respect to the portion of any subscription that is rejected. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier's check or the equivalent in payment for the Shares, the Company reserves the right to cancel the sale without notice. In the event that the Dealer Manager has reallowed any selling commission or dealer manager fee to Dealer for the sale of one or more Shares and the subscription is rejected, canceled or rescinded for any reason as to one or more of the Shares covered by such subscription, Dealer shall pay the amount specified to the Dealer Manager promptly following mailing of notice to Dealer by the Dealer Manager stating the amount owed as a result of rescinded or rejected subscriptions. Further, if Dealer has retained selling commissions or dealer manager fees in connection with any order that is subsequently rejected, canceled or rescinded for any reason, Dealer agrees to return to the subscriber any selling commission and dealer manager fee theretofore retained by Dealer, together with any other related subscription funds then in Dealer’s control, if any, with respect to such order, promptly following the receipt of notice provided to Dealer by the Dealer Manager stating the amount owed as a result of rescinded or rejected subscriptions. If Dealer fails to pay any such amounts, the Dealer Manager shall have the right to offset such amounts owed against future compensation due and otherwise payable to Dealer (it being understood and agreed that such right to offset shall not be in limitation of any other rights or remedies that the Dealer Manager may have in connection with such failure). Notwithstanding the foregoing, the Dealer Manager hereby agrees that it will not unreasonably rescind, reject or delay accepting an order submitted by Dealer if the Client otherwise meets the eligibility criteria set forth in the Prospectus, and provided further, that upon any such rescission or rejection, the Dealer Manager shall promptly advise Dealer or cause Dealer to be advised of such rescission or rejection within ten (10) days following the rescission or rejection of such subscriptions and such notice shall include the reason for such rescission or rejection.

(d)The Dealer Manager reserves the right at any time to suspend the sale of Shares or to withdraw or limit the offering of Shares, and, if the Dealer Manager exercises this right, the Dealer Manager shall provide to Dealer prompt written notice of such exercise. Dealer reserves the right at any time to suspend its offering of Shares. For the avoidance of doubt, Dealer’s election to suspend its offering of Shares shall not constitute a breach of its duties hereunder, or otherwise constitute a termination of this Agreement.

(e)Dealer acknowledges that repurchases of Shares may be made by the Company, and, if made, will be made subject to the terms of the share repurchase plan attached hereto as Exhibit B (the “Share Repurchase Plan”). Dealer expressly acknowledges and understands that Shares will not be repurchased by the Dealer Manager or the Company other than through the share repurchase plan and that no established secondary market for the Shares exists currently or is expected to develop. The Company agrees that: (1) it shall promptly provide written notice to Dealer in the event that (i) the Company amends its Share Repurchase Plan, (ii) any of the caps or limits on repurchases set forth in the Share Repurchase Plan are reached, or (iii) the Company fails to redeem any Shares that are tendered for repurchase in a given month or quarter; and (2) it shall not amend the Share Repurchase Plan paragraph regarding a Key Man Triggering Event (as defined in the Share Repurchase Plan) without prior written consent of Dealer.

(f)Dealer agrees that it will not engage a sub-selling agent to assist it in the offer or sale of Shares without the prior written consent of the Dealer Manager which consent will not be unreasonably withheld. Any approved sub-selling agent shall be required to enter into an agreement with Dealer which agreement shall be subject to the Dealer Manager’s approval. The foregoing shall not prohibit or limit Dealer’s ability to utilize the assistance of its affiliates to assist Dealer in performing its obligations under this Agreement.

(g)Notwithstanding anything herein to the contrary, the Dealer Manager, the Company and the Advisor acknowledge and agree that a Client’s subscription amount (as set forth in its Subscription Agreement) may be reduced by Dealer in Dealer’s sole discretion in accordance with its internal oversubscription and allocation policies and procedures, which policies and procedures will be described in the Subscription Agreement. Dealer shall inform the Dealer Manager regarding any reduction of a Client’s subscription amount prior to the applicable closing date of such Client’s investment.

SECTION 8. DUTIES OF DEALER
(a)Dealer agrees to deliver to each of its Clients making purchases of Shares, prior to the time of offer, a copy of the Company’s then current Prospectus, including a Subscription Agreement, and may deliver Authorized Sales Materials subject to the terms herein, all as amended from time to time (together with the Prospectus and the form of Subscription Agreement collectively, the “Offering Materials”).
(b)Dealer agrees to maintain records of all purchases and sales of Shares made through Dealer for at least the period required under applicable law and upon request from a regulatory authority or as required under applicable law to furnish such regulatory authority with copies of such records.
(c)Except as set forth in Exhibit A hereto or as otherwise agreed by Dealer and the Dealer Manager, the parties agree that all out-of-pocket expenses incurred by such party in connection with its activities under this Agreement will be borne by such party.
(d)If the Dealer Manager believes that the contact information of a Dealer Shareholder (as defined below) has changed, the Dealer Manager may request such information from Dealer. For purposes of this Agreement, a “Dealer Shareholder” shall include any person or entity that invests in the Company through Dealer during the term of this Agreement.
(e)The Dealer Manager or the Company shall promptly inform Dealer of the Company’s monthly NAV and NAV per Share, as soon as reasonably practicable following the finalization of the Company’s NAV applicable to a subscription or repurchase of Shares, which shall be communicated by electronic mail to representatives of Dealer designated in writing to Dealer Manager. The Dealer Manager shall inform, by electronic mail (or where the Client has not agreed to receipt of such information by electronic mail, then by physical delivery), each Client whose subscription agreement has been received in good order by the Company but not yet accepted by the Company of the Company’s monthly NAV and NAV per Share. Dealer is authorized to communicate such information to Clients and to use such information for the purpose of preparing periodic account statements for Dealer Clients. In the event that an estimated net asset value is provided to Dealer by the Dealer Manager or its delegate in lieu of definitive values, Dealer and the Dealer Manager agree that appropriate disclosures shall be made by the party providing such information. The Dealer Manager agrees that the per share valuation information provided to Dealer for the purpose of preparing periodic account statements for Dealer Shareholders will comply with applicable requirements of FINRA Rule 2310 and NASD Rule 2340.

(f)Dealer will provide the Dealer Manager such information relating to the offer and sale of the Shares by it as the Dealer Manager may from time to time reasonably request to enable the Dealer Manager or the Company, as the case may be, to prepare such reports of sale as may be required to be filed under applicable federal or state securities laws and the rules and regulations thereunder.
(g)From time to time, the Dealer Manager, the Company or the Advisor may make requests that can reasonably be regarded as being related to but separate from the services contemplated by this Agreement (the “Services”) or that otherwise fall outside the ordinary course of business relationships such as the one contemplated under this Agreement (“Ad Hoc Requests”). Examples of Ad Hoc Requests include, but are not limited to, requests that would require Dealer to implement information technology modifications, participate in or respond to audits, inspections or compliance reviews, or respond to or comply with document requests. To the extent that Dealer’s compliance with an Ad Hoc Request would cause Dealer to incur additional material expenses, the Company and Dealer will mutually agree as to the payment of such expenses between the parties. Dealer reserves the right to refuse to comply with an Ad Hoc Request if the parties are unable to reach an agreement on payment of reasonable expenses unless payment of such expenses would violate FINRA rules and provided that consent to an agreement has not been unreasonably withheld; it being understood that consent shall not be deemed to be unreasonably withheld if the payment for such Ad Hoc Requests, individually or when aggregated with other amounts to be paid to Dealer pursuant to this Agreement, would violate FINRA rules. Payment for Ad Hoc Requests will be separate from and above the payments for the Services but shall be included as applicable, when calculating total compensation paid to Dealer for purposes of the limitations described in Section 11(f) hereof.
SECTION 9. LIMITATION OF OFFER; SUITABILITY
(a)    Dealer will offer Shares (both at the time of an initial subscription and at the time of any additional subscription, including initial enrollments and increased participations in the DRIP) only to persons who Dealer reasonably believes meet the financial qualifications and suitability standards set forth in the Prospectus and will only make offers to persons in the jurisdictions in which it is advised in writing by the Dealer Manager that the Shares are qualified for sale or that such qualification is not required and in which Dealer has all required licenses and registrations to offer shares in such jurisdictions. The Dealer Manager acknowledges that pending qualification where needed, Dealer intends to offer Shares in all 50 states, the District of Columbia and Puerto Rico. The Dealer Manager will promptly notify Dealer in writing if any such registration, qualification, or exemption ceases to be effective. In offering Shares, Dealer will comply with the provisions of the Rules set forth in the FINRA Manual, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C and Article III.E.1 of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”). Nothing contained in this section shall be construed to relieve Dealer of its suitability obligations under FINRA Rule 2111 or FINRA Rule 2310. Dealer will sell Class T shares, Class S shares, Class D shares and/or Class I shares only to the extent approved by the Dealer Manager as set forth on Exhibit A to this Agreement. To the extent approved to sell Class D shares and/or Class I shares pursuant to this Agreement, Dealer will sell such shares only to those persons who are eligible to purchase Class D shares and Class I shares as described in the Prospectus. Nothing contained in this Agreement shall be construed to impose upon the Company, the Advisor or the Dealer Manager the responsibility of assuring that prospective investors meet the suitability standards in accordance with the terms and provisions of the Prospectus. Dealer shall not purchase any Shares for a discretionary account without obtaining the prior written approval of Dealer’s customer and such customer’s completed and executed Subscription Agreement.

(b)     Dealer agrees to comply with, if applicable, the record-keeping requirements imposed by (i) federal and state securities laws and the rules and regulations thereunder, (ii) the applicable rules of FINRA and (iii) the NASAA Guidelines, including the requirement to maintain records (the “Suitability Records”) of the information used to determine that an investment in Shares is suitable and appropriate for each subscriber for a period of six years from the date of the sale of the Shares. Dealer further agrees to make the Suitability Records available to representatives of the SEC, FINRA, applicable state securities administrators or other regulatory agencies upon receipt by the Dealer Manager, the Company, the Advisor or the Dealer of a subpoena, inquiry or other appropriate request from such agency. Dealer further agrees to use commercially reasonable efforts to cooperate with reasonable requests by the Company, the Advisor and the Dealer Manager for information required to respond to questions or inquiries from such agencies regarding the Suitability Records.
SECTION 10. DISCLOSURE REVIEW
Each of the Company, the Advisor and the Dealer Manager agree that, upon Dealer’s reasonable request, it will timely provide, or cause to be timely provided, to Dealer all information and documentation necessary for Dealer to conduct a reasonable investigation to confirm that all material facts are adequately and accurately disclosed in the Prospectus and to provide a basis for evaluating the Shares. This information provided to Dealer shall include, but not be limited to, items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals and other pertinent reports.
SECTION 11. DEALER COMPENSATION
Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales and ongoing stockholder services rendered by Dealer hereunder, Dealer is entitled, on the terms and subject to the conditions herein, to the compensation set forth below and on Exhibit A hereto.
(a)Selling Commissions. On each purchase of Shares by Clients in this Offering, the total selling commissions, if any, payable to Dealer shall be in the amount set forth on Exhibit A hereto.
(b)Dealer Manager Fees. On each purchase of Shares by Clients in this Offering, the total dealer manager fees, if any, payable to Dealer shall be in the amount set forth on Exhibit A hereto.
(c)Distribution Fees. Subject to the limitations in Section 11(d) hereof, Dealer shall be entitled to receive from the Dealer Manager distribution fees (“Distribution Fees”), if any, in the amount and pursuant to the terms set forth on Exhibit A hereto. The Dealer Manager agrees that payments to Dealer described in this Section 11(a) through (c) shall, upon the direction of Dealer, be paid on behalf of Dealer directly to affiliates of Dealer which serve as Dealer’s clearing brokers it being understood that such compensation will be paid to Dealer by the clearing broker for Dealer’s provision of services hereunder. The Dealer Manager acknowledges that (i) the Dealer Manager shall pay, or cause to be paid, the Distribution Fees to Dealer for the sale of Shares for as long as its Clients remain invested in the Shares; (ii) Dealer shall continue to receive Distribution Fees payable with respect to its Clients notwithstanding the termination of this Agreement; and (iii) the Dealer Manager will use its commercially reasonable efforts to secure from the Company any compensation owed to the Dealer Manager which relates to the Distribution Fees payable to Dealer hereunder, including taking actions reasonably requested by Dealer in order to secure such compensation from the Company.

(d)Advisory Clients. The Dealer Manager acknowledges that Dealer is also an investment advisor providing investment advisory and non-discretionary investment management services to certain of its customers (“Advisory Clients”) that may become stockholders in the Company. The Dealer Manager agrees that Dealer shall have the right, but not the obligation, to promote and market, and to introduce Advisory Clients to, the Company subject to the provisions of this Agreement.
(e)FINRA Rules. In accordance with applicable FINRA Rules, the parties understand and agree that, pursuant to limitations imposed by FINRA, no payments will be made to Dealer under this Agreement to the extent payments made to Dealer and any other FINRA member, together with any other amounts deemed by FINRA to be underwriting compensation in connection with this Offering, exceed, in the aggregate, the amounts permissible pursuant to FINRA Rule 2310.
(f)Ongoing Monitoring and Reporting. The Dealer Manager agrees that it will monitor on an ongoing basis the payment of underwriting compensation, if any, set forth in the Prospectus by the Dealer Manager, the Company and their respective affiliates in connection with the distribution of Shares and the rendering to investors in the Company of stockholder services and will report thereon to Dealer no less frequently than quarterly. As used herein, “underwriting compensation” means all amounts constituting underwriting compensation under Rule 5110 and Rule 2310 of the FINRA Rules. The Dealer Manager shall promptly notify Dealer in writing if at any time the aggregate selling commissions, dealer manager fees and Distribution Fees paid with respect to a particular Class T share, Class S share or Class D share, as applicable, sold in the Primary Offering by Dealer and by all participating dealers equal 8.00% of total gross proceeds from the sale of such Share (including the gross proceeds of any Shares issued under the Company’s DRIP with respect thereto).
(g)Additional Compensation. Except as noted in this Agreement, Dealer will not accept any direct or indirect compensation from any person or entity other than as set forth in this Section 11 or Exhibit A attached hereto in connection with the offer or sale of Shares without the prior written agreement of the Dealer Manager. In the event that the Company, the Advisor or the Dealer Manager, or any of their respective affiliates, provides any compensation beyond the items of compensation payable to Dealer pursuant to this Agreement to any other broker-dealer offering Shares pursuant to a selected dealer agreement in connection with the Offering (the “Additional Compensation”), the Dealer Manager agrees that it will promptly provide notice to Dealer of the provision of such Additional Compensation, and that Dealer may, in its sole discretion, elect whether to receive comparable Additional Compensation. In the event that Dealer so elects, the Company, the Advisor and the Dealer Manager agree that they will cause this Agreement to be amended effective as of the date such Additional Compensation was first paid to such other broker-dealer in order to provide comparable Additional Compensation to Dealer.
SECTION 12. REPURCHASES
The Prospectus for the Company describes the provisions whereby the Company is expected to be authorized to repurchase Shares held by stockholders. The Advisor hereby agrees to notify Dealer of the receipt of any repurchase notice from a Client of Dealer upon its receipt by the Company, the Advisor, the Dealer Manager or any designated agent of the Company, the Advisor or the Dealer Manager. The Advisor also agrees to provide to Dealer, on a monthly basis, a summary of all share repurchases from Clients of Dealer that were transacted in the preceding month.
SECTION 13. REPRESENTATIONS AND WARRANTIES
(a)In addition to the representations and warranties found elsewhere in this Agreement, the Dealer Manager represents, warrants and agrees that:

(i)	it is a limited liability company duly organized and existing and in good standing under the laws of Colorado;

(ii)
it is a member of FINRA in good standing and a properly registered or licensed broker-dealer, has obtained all necessary approvals, licenses and permits required for it to enter into this Agreement and engage in the public offer and sale of securities of the type represented by the Shares and shall maintain such approvals, licenses and permits for so long as this Agreement is in effect, and it further represents and warrants that it will notify Dealer immediately at such time, if any, as it ceases to hold any such necessary approval, license or permit;

(iii)
it is empowered under applicable laws and by the Dealer Manager’s organizational documents, and has obtained all required approvals from the Board of Directors of the Company, to enter into this Agreement and perform all activities and services of the Dealer Manager provided for herein and that there are no impediments, prior or existing, or regulatory, self-regulatory, administrative, civil or criminal matters affecting the Dealer Manager’s ability to perform under this Agreement;

(iv)
it has developed and will continue to maintain policies and procedures reasonably designed to ensure material compliance with all applicable laws, including but not limited to laws applicable to the Dealer Manager’s obligations under this Agreement or the Dealer Manager Agreement;

(v)
no later than December 31, 2017, it will have security policies, procedures and measures in place reasonably designed to minimize the threat of unauthorized access to computing systems or networks including, but not limited to, information technology policies requiring multi-factor authentication for remote login, closed desktop environments and web traffic monitoring;

(vi)	it is not registered, and is not required to register, as an investment adviser under the Investment Advisers Act of 1940, as amended; and

(vii)
it will promptly notify Dealer of any litigation or communication from a regulatory authority relating to the Company or to a transaction in the Company’s Shares that would materially affect the Company’s or the Dealer Manager’s ability to perform their respective obligations under the Dealer Manager Agreement or this Agreement, as applicable, or in the event that it is for any reason unable to perform any of its material obligations under this Agreement or the Dealer Manager Agreement. Notwithstanding the foregoing, the Dealer Manager will not be required to advise Dealer of the above events if any such disclosure is prohibited by law.

(b)In addition to the representations and warranties found elsewhere in this Agreement, the Dealer Manager, the Company and the Advisor represent, warrant and agree that:

(i)	Board Approval of Agreement. The Dealer Manager, the Company and the Advisor represent that a substantially similar form of this Agreement has been approved by the Board of Directors of the Company;

(ii)	No Breach or Default of Other Agreements. The execution, delivery, and performance of this Agreement; the incurrence of the obligations set forth herein;

and the consummation of the transactions contemplated herein and in the Prospectus, including the issuance and sale of the Shares, will not constitute a breach of, or default under, any agreement or instrument by which it is bound, or to which any of its assets are subject, or any order, rule, or regulation applicable to it of any court, governmental body, or administrative agency having jurisdiction over it.

(iii)
Untrue Statements or Omissions of Material Fact. As of the date hereof and at any time during the term of this Agreement, the Offering Materials do not and will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. However, the Dealer Manager, the Company and the Advisor make no representation or warranty whatsoever with respect to any written information about Dealer that is furnished by Dealer for inclusion in the Offering Materials (“Dealer Supplied Information”) in reliance upon or in conformity with Dealer Supplied Information.

(iv)
No Action, Suit, or Proceeding. There is not pending or, to the knowledge of the Dealer Manager, the Company or the Advisor, threatened, any action, suit, or proceeding before or by an court or other governmental body to which the Dealer Manager, the Company or the Advisor is a party, or to which any of their assets is subject, which might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), business, or prospects of the Dealer Manager, the Company or the Advisor. It has not received any notice of an investigation regarding any actual or alleged non-compliance by the Dealer Manager, the Company or the Advisor with applicable laws, rules, or regulations. It shall notify Dealer, promptly in writing upon becoming aware, of any claim or complaint or any enforcement action or other proceeding with respect to Shares offered hereunder, other than any subpoena received in connection with a FINRA arbitration involving an unaffiliated broker-dealer or financial advisor, against the Company, the Dealer Manager, or the Dealer Manager’s principals, affiliates, officers, directors, employees or agents, or any person who controls the Dealer Manager, within the meaning of Section 15 of the Securities Act;

(v)
Compliance with the Securities Act. At the time the Registration Statement becomes effective (the “Effective Date”) and at the time that any post-effective amendments thereto or any additional registration statement filed under Rule 462(b) of the Securities Act becomes effective, the Registration Statement or any amendment thereto complied, or will comply, as to form in all material respects with the requirements of the Securities Act and the regulations thereunder (the “Regulations”). When the Prospectus or any amendment or supplement thereto is filed with the SEC pursuant to Rule 424(b) or 424(c) of the Regulations and at all times subsequent through the last day of the term of this Agreement, the Prospectus will comply in all material respects with the requirements of the Securities Act and the Regulations. Any Prospectus delivered to Dealer will be identical to the electronically transmitted copies thereof filed with the SEC, except to the extent permitted by Regulation S-T.

(vi)
Regulatory Approvals and Prospectus Supplements. Each of the Dealer Manager, the Company and the Advisor, jointly and severally, covenants and agrees with Dealer that they, during the term of this Agreement, will:

A.
SEC Orders. Use their commercially reasonable efforts to cause any amendments to the Registration Statement to become effective as promptly as possible and to maintain the effectiveness of the Registration Statement, and will promptly notify Dealer in writing (i) when any post-effective amendment to the Registration Statement becomes effective, other than ordinary course post-effective amendments which contain no substantive changes to the related Offering, (ii) of the issuance by the SEC or any state securities authority of any jurisdiction of any stop order or of the initiation, or the threatening (for which it has knowledge), of any proceedings for that purpose or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the institution or threatening (for which it has knowledge) of any proceedings for any of such purposes, (iii) of the receipt of any material comments from the SEC with respect to the Registration Statement, the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, or any other filings, (iv) of any request by the SEC for any amendment to the Registration Statement as filed or any amendment or supplement to the Prospectus or for additional information relating thereto and (v) if the Registration Statement becomes unavailable for use in connection with the Offering of the Shares for any reason.

B.
FINRA Approval and “Blue Sky” Qualifications. Endeavor in good faith to seek and maintain the approval of the Offering by FINRA, and to qualify the Shares for offering and sale under the securities laws of all 50 states, the District of Columbia and Puerto Rico, as well as any other United States territory or other jurisdiction as mutually agreed upon in writing by the parties, and to maintain such qualifications; provided, however, the Company shall not be obligated to subject itself to taxation as a party doing business in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless Dealer agrees that such action is not at the time necessary or advisable, file and make such statements or reports as are or may reasonably be required by the laws of such jurisdiction.

C.
“Blue Sky” Memorandum. To furnish to Dealer, and Dealer may be allowed to rely upon, a “Blue Sky” Memorandum (the “Blue Sky Memorandum”), prepared by counsel reasonably acceptable to Dealer (with the understanding that DLA Piper LLP (US) shall so qualify), in customary form naming the jurisdictions in which the Shares have been qualified for sale under the respective securities laws of such jurisdiction. The Blue Sky Memorandum shall be promptly updated by counsel and provided to Dealer from time to time to reflect any changes and updates to the jurisdictions in which the Shares have been qualified for sale. In each jurisdiction where the Shares have been qualified, the Company shall make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

D.	Amendments and Supplements. If during the time when a Prospectus is required to be delivered under the Securities Act, any event relating to the Company shall occur as a result of which it is necessary, in the opinion of the Company’s counsel, to amend the Registration Statement or to amend or supplement the Prospectus in order to make the Prospectus not misleading in light of the circumstances existing at the time it is delivered to an investor, or if it shall be necessary, in the opinion of the Company’s counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or Regulations, the Company shall prepare and furnish without expense to Dealer, a reasonable number of copies of an amendment or amendments of the Registration Statement or the Prospectus, or a supplement or supplements to the Prospectus which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the Registration Statement or the Prospectus comply with such requirements. During the time when a Prospectus is required to be delivered under the Securities Act, the Company shall comply in all material respects with all requirements imposed upon the Company by the Securities Act, as from time to time in force, so far as necessary to permit the continuance of sales of the Shares in accordance with the provisions hereof and the Prospectus.

(vii)
Insurance. Each of the Dealer Manager, the Company and the Advisor are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and which each of them deems adequate. All policies of insurance insuring the Dealer Manager, the Company and the Advisor or each of their respective businesses, assets, employees, officers and trustees, including their respective errors and omissions insurance policies, are in full force and effect and the Dealer Manager, the Company and the Advisor are in compliance with the terms of their respective policies in all material respects. There are no material claims by the Dealer Manager, the Company or the Advisor under any such policy as to which any insurance company is denying liability or defending under a reservation of rights clause. None of the Dealer Manager, the Company or the Advisor has been refused any insurance coverage sought or applied for. None of the Dealer Manager, the Company or the Advisor has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain new insurance coverage to replace the existing insurance coverage in amounts and on such terms as it deems necessary to continue its business at a cost that would not have a material adverse effect on, or material adverse change in, the general affairs, business, operations, condition (financial or otherwise) or results of operations of the Dealer Manager, the Company or the Advisor, taken as a whole, whether or not arising in the ordinary course of business, except as set forth in or contemplated in the Registration Statement and the Prospectus and provided, that, such insurance coverage is available to the Dealer Manager, the Company and the Advisor on commercially reasonable terms.

(viii)	Periodic and Audited Financial Information. Promptly after the Company files with the SEC (but no later than the day such information becomes publicly available on the SEC’s website) interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish written notice of such information and filing to Dealer. Promptly after the Company files with the SEC (but no later than the day such information becomes publicly available on the SEC’s website) financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish written notice of such information and filing to Dealer.

(ix)
Securities Regulator Stop Orders. During the term of this Agreement, each of the Company and the Dealer Manager will use its commercially reasonable efforts to prevent the issuance by the SEC, or any securities regulator for a state or territory where Shares are sold, of a stop order or a suspension order, and if the SEC or any securities regulator shall enter a stop order or suspension order at any time, each of the Company and the Dealer Manager will use its commercially reasonable efforts to obtain the lifting of such order as soon as reasonably practicable unless the Company determines it is not in the Company’s best interests to obtain the lifting of such order at such time. The Company shall not accept any order for Shares during the effectiveness of any stop order or if the Registration Statement becomes unavailable for use in connection with the Offering of the Shares for any reason.

(x)
Investor Concentration Reports. During the term of this Agreement, the Dealer Manager and the Advisor shall, or shall cause the Company to, provide to Dealer monthly reports setting forth (1) the number of Dealer Clients who own Shares compared to the total number of stockholders in the Company; (2) the aggregate dollar amount invested by Dealer Clients in Shares compared to the aggregate dollar amount of Shares sold; and (3) the percentage ownership of Shares by Dealer Clients compared to the percentage ownership by clients of each of the other broker-dealers, which may be listed in each report without identifying each broker-dealer.

(xi)
No Liens. (a) To the best knowledge of each of the Dealer Manager, the Company and the Advisor, while the assets of the Company may be subject to rights, charges, security interests, liens or claims as set forth in the offering and organizational documents of the Company, the Client Shares in the Company are not otherwise subject to any right, charge, security interest, lien or claim of any kind in favor of the Company, the Dealer Manager or the Advisor or any person claiming through the Dealer Manager, the Company or the Advisor and if, notwithstanding the foregoing, the Client Shares become subject to any such right, charge, security interest, lien, or claim of any kind, the Company will promptly notify Dealer in writing and (b) as far as each of the Company, the Dealer Manager and the Advisor are aware, the Dealer Manager, the Company and the Advisor are not experiencing any substantial problems of an operational nature which may materially endanger the interests of customers or investors in the Company, and if each becomes aware of any such substantial problems of an operational nature, it will promptly notify Dealer in writing. Further, the Company, the Dealer Manager and the Advisor shall execute a copy of the Fund No Lien Letter attached hereto as Exhibit C.

(xii)	Advisor Compliance. No later than December 31, 2017, the Advisor will have developed and will continue to maintain policies and procedures reasonably designed to ensure material compliance with certain requirements applicable to SEC-registered investment advisors, including development of a compliance manual, code of ethics and personal trading policy, appointment of a Chief Compliance Officer and maintenance of policies for Outside Business Interest disclosure for employees and founders;

(xiii)
Excess Inclusion Income. The Company does not, and will not, directly or indirectly, hold REMIC residual interests or equity interests in a taxable mortgage pool that give rise to “excess inclusion income” that would be allocable to distributions from the Company.

(xiv)
Continuation of Representations and Warranties. The representations and warranties of the Dealer Manager, the Company and the Advisor, as applicable, shall be true and correct as of the date hereof and throughout the term of this Agreement or as long as Clients remain invested in the Shares, whichever is later. For as long as this Agreement is in effect or as long as Clients remain invested in the Shares, whichever is later, the Dealer Manager, the Company and the Advisor, as applicable, agree to promptly notify Dealer in the event that any of the representations and warranties set forth herein becomes materially inaccurate, or in the event that any covenant or condition on their part to be performed or satisfied has been breached or not satisfied. Notwithstanding the foregoing, those representations and warranties which by their terms are only provided during the term of this Agreement shall only be required to be true and correct, and any notifications required by this section with respect to any such representations and warranties shall only be required, during the term of this Agreement.

(c)In addition to the representations and warranties found elsewhere in this Agreement, Dealer represents, warrants and agrees that:

(i)	It is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which Dealer is organized.

(ii)
It is empowered under applicable laws and by Dealer’s organizational documents to enter into this Agreement and perform all activities and services of Dealer provided for herein and that there are no impediments, prior or existing, or regulatory, self-regulatory, administrative, civil or criminal matters affecting Dealer’s ability to perform under this Agreement.

(iii)
The execution, delivery, and performance of this Agreement; the incurrence of the obligations set forth herein; and the consummation of the transactions contemplated herein, including the issuance and sale of the Shares, will not constitute a breach of, or default under, any agreement or instrument by which Dealer is bound, or to which any of its assets are subject, or any order, rule, or regulation applicable to it of any court, governmental body, or administrative agency having jurisdiction over it.

(iv)	All requisite actions have been taken to authorize Dealer to enter into and perform this Agreement.

(v)
All material litigation and regulatory actions involving Dealer and its affiliates are described, to the extent required by applicable rules of the SEC, in the periodic public Form 10-K and 10-Q filings made by Morgan Stanley with the SEC.

(vi)
It shall notify the Dealer Manager, promptly in writing, of any material written claim or complaint or any enforcement action it has actual knowledge of primarily addressing issues related to Shares offered hereunder against Dealer or its principals, officers, directors or employees.

(vii)	Dealer has developed and will continue to maintain policies and procedures reasonably designed to ensure material compliance with all laws applicable to Dealer’s obligations under this Agreement.

(viii)
As of the date hereof and at any time during the term of this Agreement, all Dealer Supplied Information does not and will not contain any untrue statement of a material fact. However, Dealer makes no representation or warranty whatsoever, with respect to any written information in Authorized Sales Materials prepared by Dealer or its affiliates about the Dealer Manager, the Company or any of their respective affiliates that was provided by the Dealer Manager, the Company or any of their respective affiliates expressly for use with Clients and made available or furnished to Clients (“Dealer Manager Supplied Information”) or information omitted from Authorized Sales Materials prepared by Dealer or its affiliates in reliance upon or in conformity with Dealer Manager Supplied Information.

(ix)	Dealer will not sell or distribute Shares or otherwise make any such Shares available in any jurisdiction outside of the United States unless Dealer receives prior consent from the Dealer Manager.

(x)
The representations and warranties of the Dealer shall be true and correct as of the date hereof and throughout the term of this Agreement. For as long as this Agreement is in effect, the Dealer agrees to promptly notify the Dealer Manager in the event that any of the representations and warranties set forth herein becomes materially inaccurate, or in the event that any covenant or condition on their part to be performed or satisfied has been breached or not satisfied.

SECTION 14. INDEMNIFICATION
(a)The Dealer Manager, the Company and the Advisor, jointly and severally, will indemnify, hold harmless, and defend Dealer, its affiliates and their respective officers, directors, partners, members, shareholders, employees and agents (the “Covered Persons”) from and against any losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) (“Covered Claims”) arising directly out of or relating to (i) any untrue statement, or alleged untrue statement, of material fact or any omission, or alleged omission, of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in any of (1) the Offering Materials, (2) a Registration Statement or any post-effective amendment thereto, (3) any Blue Sky Application (as defined in the Dealer Manager Agreement), (4) any preliminary prospectus, if used prior to the effective date of a Registration Statement, or in any amendment or supplement to the Prospectus, or (5) any or other written information approved or supplied by the Dealer Manager, the Advisor, the Company or their affiliates or agents in connection with the public offering of Shares (other than untrue statements in or omissions from Dealer Supplied Information), (ii) any material breach by the Dealer Manager, the Company or the Advisor of any representation, warranty or agreement contained in this Agreement, (iii) any material breach of any agreement, representation, warranty or covenant made by the Dealer Manager or the Company in the Dealer Manager Agreement, or (iv) any willful misconduct, fraud or gross negligence by the Dealer Manager, the Company or the Advisor in the performance of, or failure to perform, its obligations under this Agreement; provided that neither the Dealer Manager, the Company nor the Advisor will be liable to and will not have any indemnification obligation to any Covered Person to the extent that such Covered Claim was the direct result of Dealer’s material breach of this Agreement, bad faith, fraud, willful misconduct or gross negligence (the “Disabling Conduct”); provided further that any amounts for reimbursement of expenses advanced to a Covered Person resulting from this Section 14(a) will be repaid to the Dealer Manager, the Company or the Advisor, as applicable, in the event that such expenses resulted from Disabling Conduct. The Dealer Manager will reimburse Dealer and each Covered Person for any legal or other expenses reasonably incurred by Dealer or such Covered Person in connection with investigating or defending any Covered Claims.
Notwithstanding the foregoing, the Company may not indemnify or hold harmless any Covered Person in any manner that would be inconsistent with the provisions to Article II.G of the NASAA Guidelines. In particular, but without limitation, the Company may not indemnify or hold harmless any Covered Person for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:
(i) There has been a successful adjudication on the merits of each count involving alleged securities law violations;
(ii) Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or
(iii) A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.
(b)Dealer will indemnify, hold harmless, and defend the Company, the Advisor, the Dealer Manager, their affiliates and their respective officers, directors (including any person named in the Registration Statement, with his or her consent, as about to become a director), partners, members, shareholders, employees and agents (the “Black Creek Covered Persons”) from and against any losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) (“Black Creek Covered Claims”) arising directly out of or relating to (i) claims brought by Clients in connection with Dealer’s or any Dealer Representative’s (as defined in Section 16) duties with respect to the placement, offer and/or sale of the Shares and/or other obligations under this Agreement, (ii) any untrue statement, or alleged untrue statement, of material fact or any omission, or alleged omission, of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in any Dealer Supplied Information or Authorized Sales Materials prepared by Dealer or its affiliates (other than untrue statements in, or omissions from: (a) the Offering Materials not made in reliance upon or conformity with Dealer Supplied Information; or (b) Dealer Manager Supplied Information), (iii) any material breach by Dealer of any representation, warranty or agreement contained in this Agreement, or (iv) any willful misconduct, fraud or gross negligence by Dealer in the performance of, or failure to perform, its obligations under this Agreement; provided that Dealer will not be liable to and will not have any indemnification obligation to any Black Creek Covered Person to the extent that such Black Creek Covered Claim was the direct result of Dealer Manager’s, the Advisor’s or the Company’s material breach of this Agreement, bad faith, fraud, willful misconduct or gross negligence (the “Black Creek Disabling Conduct”); provided further that any amounts for reimbursement of expenses advanced to a Black Creek Covered Person resulting from this Section 14(c) will be repaid to Dealer in the event that such expenses resulted from Black Creek Disabling Conduct. Dealer will reimburse the Company, the Advisor, the Dealer Manager and each Black Creek Covered Person for any legal or other expenses reasonably incurred by the Company, the Advisor, the Dealer Manager or such other Black Creek Covered Person in connection with investigating or defending any Black Creek Covered Claims.
(c)Promptly after receipt of notice of any claim or complaint or the commencement of any action or proceeding with respect to which an indemnified party is entitled to seek indemnification hereunder, the indemnified party will notify the indemnifying party in writing of such claim or complaint or the commencement of such action or proceeding, but failure to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have hereunder or otherwise, except to the extent that such failure has a material adverse effect on the indemnifying party’s rights with respect to such claim. The indemnifying party will be entitled to participate at its own expense in the defense or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit so brought, which defense will be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party or parties. The parties hereto agree that if the indemnifying party shall fail to notify the indemnified party that it shall undertake to defend any claim within a reasonable time after its receipt of written notice of such claim, the indemnified party will have the right to undertake the defense of such claim on behalf of, and for the account and at the risk of, the indemnifying party. In the event that (a) the indemnifying party elects to assume the defense of such an action or proceeding and the indemnified party reasonably determines in its judgment that having common counsel would present such counsel with a conflict of interest or (b) the indemnifying party chooses not to assume the defense of the action or proceeding, then the indemnified party may engage separate counsel reasonably satisfactory to the indemnifying party to represent or defend such indemnified party in any such action or proceeding and the indemnifying party will pay the fees and disbursements of such counsel; provided, however, that the indemnifying party will not be required to pay the fees and disbursements of more than one separate counsel for all indemnified parties in each jurisdiction in any single action or proceeding. Subject to the preceding sentence, in any action or proceeding the defense of which the indemnifying party assumes, the indemnified party will have the right to participate in such litigation and to retain its own counsel at such indemnified party’s own expense.
(d)Neither the indemnifying party nor the indemnified party will, without the prior written consent of the other party (which consent will not be unreasonably withheld or delayed), settle or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (a “Judgment”), whether or not the indemnifying party or the indemnified party is an actual or potential party to such claim, action, suit or proceeding; provided, however, each indemnifying party shall have the right to settle or consent to the entry of any Judgment if such settlement or consent (i) shall include an unconditional release of the indemnified party and each other indemnified party hereunder from all liability arising out of such claim, action, suit or proceeding, (ii) shall not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the indemnified party or any other indemnified party, and (iii) shall not impose any continuing obligations or restrictions on the indemnified party or any other indemnified party. The indemnifying party shall not be liable for any settlement of any action effected without its prior written consent (which consent will not be unreasonably withheld or delayed).
(e)The foregoing indemnity will be in addition to any rights that the parties may have at common law or otherwise.
(f)Solely with respect to the relationship among the parties pursuant to this Agreement, the provisions of this Section 14 supersede and replace the provisions set forth in Section 4 of the Dealer Manager

Agreement; provided that, as between the Company and the Dealer Manager, the original provisions of Section 4 of the Dealer Manager Agreement shall continue to govern. For the avoidance of doubt, neither this Section 14, nor any other provision of this Agreement, amends or modifies in any way the terms of the Dealer Manager Agreement applicable to (i) the relationship between the Company and the Dealer Manager pursuant to the Dealer Manager Agreement or (ii) the relationship between the Dealer Manager and any other dealer pursuant to a selected dealer agreement.

SECTION 15. ANTI-MONEY LAUNDERING
(a)The Dealer Manager represents that it is aware of the United States laws and regulations relating to currency reporting and money laundering applicable to it, including certain provisions of (i) the United States Bank Secrecy Act and implementing regulations; and (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (together with the related implementing rules and regulations, the “USA PATRIOT Act”). The Dealer Manager represents that it has implemented an Anti-Money Laundering (“AML”) program in accordance with applicable laws, rules and regulations, including applicable FINRA regulations, Section 352 of the USA PATRIOT Act and, as applicable, adheres to the requirements of Section 326 in the Customer Identification Verification procedures under the USA PATRIOT Act as well as other application provisions of the Bank Secrecy Act (“BSA”), the USA PATRIOT Act and the U.S. Department of Treasury’s Office of Foreign Assets Control. The Dealer Manager AML program, at a minimum, (i) establishes and implements policies and procedures that are reasonably designed to detect and cause the reporting of transactions required under 31 U.S.C. 5318(g) and the implementing regulations thereunder; (ii) establishes and implements policies, procedures, and internal controls reasonably designed to achieve compliance with the Bank Secrecy Act and the implementing regulations thereunder; (iii) provides for independent testing of BSA/AML compliance; (iv) designates an Anti-Money Laundering Compliance Officer as the individual responsible for managing BSA/AML compliance; and (v) provides ongoing training for appropriate personnel.

(b)Dealer has established and implemented policies, procedures, and internal controls that are reasonably designed to comply with applicable anti-money laundering laws, rules and regulations, including applicable provisions of the USA PATRIOT Act and implementing regulations. Dealer has a Customer Identification Plan (“CIP”) which requires the performance of CIP due diligence in accordance with applicable USA PATRIOT Act requirements and regulatory guidance. Dealer also has policies, procedures, and internal controls in place that are reasonably designed to comply with regulations and economic sanctions programs administered or enforced by OFAC.

SECTION 16. CONFIDENTIALITY, COMMUNICATIONS, NON-SOLICITATION
(a)Each of the parties acknowledges that it is or may become aware of Confidential Information or Customer Information (each as defined below) each in connection with the performance of this Agreement. For purposes of this Section 16, Black Creek Representatives and Dealer Representatives (each as defined in this Section) may be referred to herein individually and collectively as “Representatives.”
(b)The Dealer Manager, the Company and the Advisor hereby acknowledge that they have received or will receive written and/or oral information, including the names of Clients (such information being referred to in this Section 16 as “Customer Information”) from Dealer regarding those Clients that subscribe for Shares, as well as any and all technical or business information, including without limitation financial information, business or marketing strategies or plans or product development, but excluding Customer Information (the “Proprietary Information”), which constitutes the valuable property of the disclosing party, and that all such Customer Information or Proprietary Information has been or will be furnished to it subject to the provisions of this Section 16. The Dealer Manager, the Company and the Advisor agree that they will use, and that they will ensure that all of their employees, officers, directors, representatives, affiliates and agents providing services with respect to the Company (“Black Creek Representatives”) use, the Customer Information or Proprietary Information solely in connection with the subscription for Shares by each Client, the booking of such Shares, communicating with such Clients, the administration of the Company and the performance of their respective roles with respect to the Company and the Shares pursuant to this Agreement and for no other purpose whatsoever. Furthermore, the Dealer Manager, the Company and the Advisor agree that they will not disclose or make available, and will ensure that none of the Black Creek Representatives disclose or makes available, any Customer Information or Proprietary Information to any person or entity that does not have a need to know such Customer Information in connection with the foregoing.
(c)Dealer acknowledges and agrees that the Black Creek Representatives may disclose Customer Information or Proprietary Information or portions thereof (i) as may be consented to by Dealer or its Representatives, (ii) to each other; (iii) at the request of or as required by a government, regulatory or tax agency (including any self-regulatory agency) or in connection with an examination of the Dealer Manager, the Company and the Advisor or their Representatives by regulatory examiners; (iv) to their internal or external attorneys or auditors; and (v) as required by law, regulation or court order. In any of the circumstances mentioned in clauses (iii) or (v), the Dealer Manager, the Company and the Advisor shall (to the extent permitted by law and to the extent practicable) give Dealer reasonable prior notice of any such disclosure and, in any event, advise Dealer (to the extent not prohibited by law or regulation) of any such disclosure after it is made. The Dealer Manager, the Company and the Advisor shall be responsible for any breach of this Agreement by its Representatives.
(d)Dealer hereby acknowledges that it has received or will receive written and/or oral information from the Dealer Manager, the Company and the Advisor considered confidential and/or proprietary in connection with the performance of this Agreement, Dealer’s due diligence review of the Company or otherwise. For purposes of this Agreement, Confidential Information means any information relating to the Dealer Manager, the Company, the Advisor or their respective affiliates, disclosed to Dealer or Dealer Representatives (as defined below) in the course of performing this Agreement, which is or should reasonably be understood to be, confidential and/or proprietary to the Company, the Advisor and/or the Dealer Manager including, but not limited to, information about the Company’s actual or potential portfolio holdings and investments, investment and/or risk management techniques, information concerning the business, financial condition, operations, prospects, assets and liabilities of the Company, the Dealer Manager, the Advisor or their respective affiliates, whether prepared by the Company, its advisors or otherwise (including information or reports prepared by due diligence providers and information received by the Company, the Dealer Manager, the Advisor or their respective affiliates from third parties under confidential conditions). Dealer agrees that it will use any Confidential Information solely in connection with its obligations, duties and undertakings pursuant to this Agreement and for no other purpose whatsoever.
(e)Notwithstanding the foregoing, Confidential Information does not include information that (i) is independently developed by Dealer or its Representatives; (ii) is or becomes publicly known without a breach of this Agreement by Dealer or its Representatives; (iii) is disclosed to Dealer or its Representatives by a third party not under an obligation of confidentiality to the disclosing party of which Dealer or its Representatives should reasonably be aware; or (iv) is in Dealer’s or its Representatives’ possession prior to the date of this Agreement unless already provided by the Dealer Manager.
(f)Dealer agrees to hold, and to cause its employees, officers, directors or agents (collectively, “Dealer Representatives”) to hold, the Confidential Information in strict confidence.

(g)The Confidential Information shall be kept confidential in accordance with the terms hereof by Dealer and its Representatives and shall not be disclosed by Dealer or its Representatives except (i) as may be consented to by the Dealer Manager, the Company and the Advisor or their Representatives (ii) to each other; (iii) at the request of a government, regulatory or tax agency (including any self-regulatory agency) or in connection with an examination of Dealer or its Representatives by regulatory examiners; (iv) to their internal or external attorneys or auditors; or (v) as required by law, regulation or legal or judicial process. Dealer shall be responsible for any breach of this Agreement by its Representatives.
(h)Notwithstanding the foregoing, it is anticipated that (i) Dealer, Dealer Representatives and Dealer’s managers, owners, members, partners, home office diligence personnel or other agents of Dealer that are conducting a due diligence inquiry on behalf of Dealer, and (ii) persons or committees, as the case may be, responsible for determining whether Dealer will continue to participate in the Offering ((i) and (ii) are collectively, “Diligence Representatives”), either have previously or will in the future have access to Confidential Information in connection with their diligence review. Such Diligence Representatives will be considered Dealer Representatives bound by the terms of this Section 16. In addition to the other obligations contained in this Section 16, Dealer agrees to use all reasonable precautions necessary to: (1) keep, and to cause its Diligence Representatives to keep, all such Confidential Information strictly confidential and to not use, distribute or copy the same except in connection with Dealer’s due diligence inquiry; (2) not disclose, and to cause its Diligence Representatives to not disclose, such Confidential Information to the public, or to Dealer’s sales staff, financial advisors, or any person involved in selling efforts related to the Offering or to any other third party and agrees not to use the Confidential Information in any manner in the offer and sale of the Shares; and (3) preserve the confidentiality of such Confidential Information provided to Diligence Representatives, including but not limited to (a) limiting access to such information to persons who have a need to know such information only for the purpose of Dealer’s due diligence inquiry, and (b) informing each recipient of such Confidential Information of Dealer’s confidentiality obligation. Dealer acknowledges that Dealer or its Diligence Representatives may previously have received Confidential Information in connection with preliminary due diligence on the Company, and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. Dealer acknowledges that Dealer or its Diligence Representatives may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Company, and agrees that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. Dealer acknowledges the restrictions and limitations of Regulation F-D promulgated by the SEC and agrees that the foregoing restrictions are necessary and appropriate in order for the Company to comply therewith.
(i)Notwithstanding the foregoing, neither Dealer nor its Representatives will be in breach of this Section 16 by distributing to Clients copies of the Offering Materials and any other documents or information approved in advance by the Dealer Manager in writing.
(j)Upon the Dealer Manager’s written request, Dealer shall return Confidential Information in its possession; provided, however, that Dealer may maintain copies of Confidential Information as required by law or regulation, or Dealer internal recordkeeping policies, and the confidentiality obligations hereunder shall continue to apply to any such copies.
(k)Each party agrees to comply with the requirements of applicable law relating to the protection of data and information.
(l)Each party hereto agrees that money damages may not be a sufficient remedy for any breach of this Section 16 by either party hereto or their respective Representatives and that the non-breaching party shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach, in addition to all other remedies available to the non-breaching party at law or in equity.
(m)The Dealer Manager agrees to provide to Dealer copies of any communications and/or reports prior to or contemporaneously with their distribution to Clients including, but not limited to, account statements, monthly and/or quarterly investor materials, and any other investor materials, that the Company, the Dealer Manager, or any of their respective affiliates provide to Clients relating to the Company in a format that has been mutually agreed upon by the Dealer Manager and Dealer. The Dealer Manager agrees that Dealer may use any information contained in such communications in any statement, report, or other material that Dealer provides to Clients in respect to the operation and performance of the Company. Dealer and the Dealer Manager agree to work together in good faith to (i) respond in a prompt manner to inquiries of Clients as communicated by Dealer and (ii) organize informal forums on an as-needed basis for discussing material events relating to the Company with Clients.
(n)The Dealer Manager, the Company and the Advisor shall not, and each shall cause its respective employees, officers, directors and affiliates (together with the Company, the Advisor and the Dealer Manager, the “Company Parties”) which are providing services with respect to the Company to not, directly or indirectly (i) solicit any client of Dealer it knows, or reasonably should know, to be a client of Dealer (A) to purchase an interest in any investment entity or product sponsored or offered by any Company Party, (B) to enter into an agreement for the management of any assets of such client of Dealer by any Company Party or (C) to curtail or cancel such client of Dealer’s business relationship with Dealer or (ii) permit any person or entity introduced to the Dealer Manager, the Advisor or the Company by Dealer as a result of its activities pursuant to this Agreement to invest in the Company or any investment vehicle or product sponsored or offered by any Company Party, in each case without the prior written consent of Dealer.
(o)The Dealer Manager, the Company and the Advisor acknowledge and agree that the offer and sale of Shares to any person or entity that the Dealer Manager, the Company or the Advisor knows, or reasonably should know, has received from Dealer information regarding investment in the Shares during the term of the Agreement, may only occur through Dealer. The Dealer Manager, the Company and the Advisor shall promptly notify Dealer in writing in the event: (i) an employee of Dealer seeks to arrange an investment in the Shares directly through the Company outside of this Agreement or a similar agreement with Dealer; or (ii) an employee of Dealer instructs any of the Dealer Manager, the Company or the Advisor to pay compensation to him or her in connection with the solicitation of Shares outside of this Agreement.
(p)Notwithstanding anything to the contrary provided elsewhere herein, none of the provisions of this Agreement shall in any way limit the activities of Black Creek Diversified Property Advisors Group LLC and its affiliates in their businesses distinct from activities directly attributable to the Company. The preceding sentence shall not apply to Black Creek Diversified Property Advisors Group LLC or any of its affiliates with respect to Customer Information that is received by such parties.
SECTION 17. PRIVACY
(a)The Company, the Dealer Manager and the Advisor acknowledge that, as a result of this Agreement, they may receive PII about Dealer Clients and Dealer employees. For the purposes of this Agreement, “PII” includes “Nonpublic Personal Information” as that term is defined in Title V of the Gramm-Leach-Bliley Act of 1999 or any successor federal statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time (“GLBA”) and personally identifiable information and other data protected under any other applicable laws, rule or regulation of any jurisdiction relating to disclosure or use of personal information (“Privacy Laws”), including, without limitation, the name and account number of – and any other personally identifiable information. The Advisor, the Company and the Dealer Manager each agree that it shall not do or omit to do anything which would cause the Dealer or any of its affiliates to be in breach of any Privacy Laws. The Advisor, the Company and the Dealer Manager shall, and shall cause its representatives to, (i) keep PII confidential, use and disclose PII only as necessary for the purchase of Interests in the Company for which the PII was disclosed to the Advisor, the Company or the Dealer Manager and in accordance with this Agreement, GLBA and Privacy Laws, (ii) implement and maintain an appropriate written information security program, the terms of which shall meet or exceed the requirements for financial institutions under 17 CFR 248.30, to (A) ensure the security and confidentiality of PII, (B) protect against any threats or hazards to the security or integrity of PII, and (C) prevent unauthorized access to, use of or disclosure of PII. The Dealer reserves the right to review the Advisor’s, the Company’s and the Dealer Manager’s policies and procedures used to maintain the security and confidentiality of PII and the Advisor, the Company or the Dealer Manager shall, and cause its Representatives to, comply with all reasonable requests or directions from the Dealer to enable the Dealer to verify and/or procure that the Advisor, the Company and the Dealer Manager is in full compliance with its obligations under this Agreement in relation to PII.
(b)The Advisor, the Company and the Dealer Manager shall immediately notify the Dealer of any disclosure or use of any PII by the Advisor, the Company or the Dealer Manager or any of their representatives in breach of this Agreement. In the event that any of the Advisor, the Company or the Dealer Manager learns or has reason to believe that there (i) has been a breach of its security standards, or (ii) is a weakness in the Advisor, the Company or the Dealer Manager’s security practices or systems, in each instance irrespective of cause, to the extent such breach or weakness could reasonably be expected to (y) allow unauthorized access to PII or the Company’s facilities associated with such PII or (z) adversely impact the facilities the Company will promptly give notice of such event to the Dealer.
(c)Furthermore, the Advisor, the Company and the Dealer Manager acknowledge that upon unauthorized access to or acquisition of PII within the Advisor’s, the Company’s or the Dealer Manager’s custody or control (a “Security Event”), the law may require that the Advisor, the Company or the Dealer Manager, as applicable, notify the individuals whose information was accessed or disclosed that a Security Event has occurred. The Advisor, the Company and the Dealer Manager must notify the Dealer immediately if the Advisor, the Company or the Dealer Manager learns or has reason to believe a Security Event has occurred. Except to the extent prohibited by mandatory applicable law, the Advisor, the Company and the Dealer Manager agree that they will not notify any Dealer Client or Dealer employee until the Advisor, the Company and the Dealer Manager first consult with the Dealer and the Dealer has had an opportunity to review the notification the Advisor, the Company and the Dealer Manager propose to issue to the affected individuals and given its express consent to the same.
(d)Dealer agrees to abide by and comply with the applicable privacy standards and requirements of the GLBA, the privacy standards and requirements of any other applicable Privacy Laws and its own internal privacy policies and procedures, each as may be amended from time to time.
SECTION 18. TERMINATION; AMENDMENT
(a)This Agreement shall become effective as of the date first written above and shall remain in force unless terminated as described in this Agreement.

(b)In addition to the automatic termination of this Agreement specified in Section 6.b. of this Agreement, each party to this Agreement may unilaterally cancel its participation in this Agreement by giving thirty (30) days prior written notice to the other party. In addition, each party to this Agreement may, in the event of a material breach of this Agreement by the other party, terminate this Agreement immediately by giving written notice to the other party, which notice sets forth in reasonable detail the nature of the breach. Further, the Dealer Manager shall have the right to terminate this Agreement immediately by giving written notice to Dealer if Dealer is subject to an investigation under the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act of 2010, as each may be amended, or similar law of any relevant jurisdiction, or the rules and regulations thereunder; and Dealer agrees to notify the Dealer Manager immediately if Dealer becomes subject to any such investigation. Such notice shall be deemed to have been given and to be effective on the date on which it was either delivered personally to the other party or any officer or member thereof, or was sent in accordance with Section 25.

(c)Additionally, Dealer shall have the right to immediately terminate this Agreement at any time without liability of any party to any other party if: (i) a banking moratorium shall have been declared by a state or federal authority; (ii) the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not said loss shall have been insured, will in Dealer’s good faith opinion make it inadvisable to proceed with the offering and sale of the Shares; or (iii) there shall have been, subsequent to the dates information is given in the Registration Statement and the Prospectus, such change in the business, properties, affairs, condition (financial or otherwise) or prospects of the Company whether or not in the ordinary course of business or in the condition of securities markets generally as in Dealer’s good faith judgment would make it inadvisable to proceed with the offering and sale of the Shares, or which would materially adversely affect the operations of the Company.

(d)Dealer will immediately suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. Upon the sale of all of the Shares or the termination of the Dealer Manager Agreement, this Agreement shall terminate without obligation on the part of Dealer or the Dealer Manager, except as set forth in this Agreement.

(e)This Agreement shall terminate immediately upon the appointment of a trustee under the Securities Investor Protection Act or any other act of insolvency by the Dealer Manager or Dealer.

(f)Without limiting the generality of the foregoing, this Agreement may be terminated by a vote of a majority of the Company’s board of directors, including a majority of its independent directors, at any time without penalty upon sixty (60) days’ written notice to the Dealer Manager and/or Dealer.

(g)This Agreement is not assignable or transferable without the prior written consent of the other party.

(h)This Agreement may be amended by Dealer and the Dealer Manager upon mutual written agreement.

SECTION 19. USE OF COMPANY AND BLACK CREEK AND MORGAN STANLEY NAMES
(a)Company and Black Creek Names. Except as expressly provided herein, nothing herein shall be deemed to constitute a waiver by the Dealer Manager of any consent that would otherwise be required under this Agreement or applicable law prior to the use by Dealer of the name or identifying marks of the Company, the Dealer Manager or “Black Creek” (or any combination or derivation thereof). The Dealer Manager reserves the right to withdraw its consent to the use of the Company’s or Black Creek’s name at any time and to request to review any materials generated by Dealer that use the Company’s or Black Creek’s name or mark. Any such consent is expressly subject to the continuation of this Agreement and shall terminate with the termination of this Agreement as provided herein. This limitation shall not apply to Dealer’s use of Black Creek’s name pursuant to any other agreement granting such right with regard to another product or offering.

(b)Morgan Stanley Name. Except as expressly provided herein, nothing herein shall be deemed to constitute a waiver by Dealer of any consent that would otherwise be required under this Agreement or applicable law prior to the use by Company, the Dealer Manager or any of their affiliates of the name or identifying marks of Dealer or “Morgan Stanley” (or any combination or derivation thereof). Dealer reserves the right to withdraw its consent to the use of Dealer’s name at any time and to request to review any materials generated by the Company, the Advisor or the Dealer Manager that use Dealer’s or Morgan Stanley’s name or mark. Any such consent is expressly subject to the continuation of this Agreement and shall terminate with the termination of this Agreement as provided herein.

SECTION 20. DISPUTE RESOLUTION; GOVERNING LAW
(a)THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, ONLY IF THAT COURT LACKS SUBJECT MATTER JURISDICTION, TO THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, COMMERCIAL DIVISION OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND, WHETHER IN DISTRICT COURT OF SUPREME COURT OF THE STATE OF NEW YORK, WAIVE TRIAL BY JURY. EACH OF THE PARTIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND BINDING UPON THE PARTIES AND MAY BE ENFORCED IN ANY OTHER COURTS TO WHOSE JURISDICTION A PARTY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.
EACH PARTY HEREBY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BY MEANS OF PERSONAL DELIVERY OR COURIER SERVICE, ADDRESSED TO ITS ADDRESS PROVIDED ABOVE AND TO THE ATTENTION OF ANY SECRETARY, ASSISTANT SECRETARY OR ANY OTHER OFFICER, DIRECTOR, MANAGING AGENT OR GENERAL AGENT OF SUCH PARTY, AND SUCH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE UNDER NEW YORK LAW OR UNDER ANY LAW OF ANY STATE OF THE UNITED STATES OR OF ANY OTHER JURISDICTION OR OTHERWISE TO SERVICE OF PROCESS IN SUCH MANNER.
(b)This Agreement shall be governed and construed in accordance with the laws of the State of New York, without reference to the choice-of-law principles thereof.

SECTION 21. INVESTIGATIONS AND PROCEEDINGS
The parties to this Agreement agree to cooperate fully in any securities regulatory investigation or proceeding or any judicial proceeding with respect to each party’s activities under this Agreement and promptly to notify the other party of any such investigation or proceeding.
SECTION 22. CAPTIONS
All captions used in this Agreement are for convenience only and are not to be used in construing or interpreting any aspect hereof.
SECTION 23. SEVERABILITY
Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement is held, under applicable law, to be invalid, illegal, or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way.
SECTION 24. SURVIVAL
Except as expressly provided therein, the following sections of this Agreement shall survive any termination of this Agreement: Sections 5, 7(e), 8(b), 8(d), 8(e), 8(f), 9(b), 11, 13 through 15, the first two sentences of 16(m), 16(n) through 16(p), 17 through 30, and Exhibit A hereto. The confidentiality obligations contained in Sections 16(a) through 16(l) hereof shall survive for three (3) years following the termination of the last Offering in which Dealer participates.
SECTION 25. NOTICES
Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier or (iv) electronic mail. Unless otherwise notified in writing, all notices required to be given under this Agreement shall be given or sent to a party at the address listed on Exhibit D attached hereto.
SECTION 26. NON-EXCLUSIVITY
Each of the parties acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non‑exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities, which does not require the consent of the other party.
SECTION 27. ENTIRE AGREEMENT
(a)This Agreement, including the Exhibits hereto, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all previous agreements and/or understandings of the parties. This Agreement shall be binding upon the parties hereto when signed by the parties.
(b)This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Facsimiles (including facsimiles of the signature pages of this Agreement) will have the same legal effect hereunder as originals.

SECTION 28. COUNTERPARTS
This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.
SECTION 29. NO PARTNERSHIP
Nothing in this Agreement shall be construed or interpreted to constitute Dealer as an employee, agent or representative of, or in association with or in partnership with, the Dealer Manager, the Company, the Advisor or the other Dealers; instead, this Agreement shall only constitute Dealer as a dealer authorized by the Dealer Manager to sell the Shares according to the terms set forth in the Registration Statement and the Prospectus as amended and supplemented and in this Agreement.
SECTION 30. ERISA MATTERS

The parties agree as follows:

(a)Dealer is a broker-dealer registered under the Securities Exchange Act of 1934.

(b)To the extent Dealer (or its registered representatives) uses or relies on any of the information, tools and materials that the Dealer Manager, the Company, the Advisor, the sponsor of the Company and each of their respective affiliates and related parties (collectively, the “Black Creek Parties”) provides directly to Dealer (or its registered representatives), without direct charge, for use in connection with Dealer’s “Retirement Customers” (which include a plan, plan fiduciary, plan participant or beneficiary, individual retirement account (“IRA”) or IRA owner subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)), Dealer will act as a “fiduciary” under ERISA or the Code (as applicable), and will be responsible for exercising independent judgment in evaluating the retirement account transaction.

(c)Certain of the Black Creek Parties have financial interests associated with the purchase of Shares of the Company, including the fees, expense reimbursements and other payments they anticipate receiving in connection with the purchase of Shares of the Company, as described in the Prospectus.

(d)To the extent that Dealer provides investment advice to its Retirement Customers, Dealer will do so in a fiduciary capacity under ERISA or the Code, or both, and Dealer is responsible for exercising independent judgment with respect to any investment advice it provides to its Retirement Customers.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date set forth above.

BLACK CREEK CAPITAL MARKETS, LLC, AS THE DEALER MANAGER

By: /s/ Charlie Murray

Name: Charlie Murray

Title: Chief Executive Officer

BLACK CREEK DIVERSIFIED PROPERTY ADVISORS LLC, AS THE ADVISOR

By: /s/ Evan H. Zucker

Name: Evan H. Zucker

Title: Manager

BLACK CREEK DIVERSIFIED PROPERTY FUND INC., AS THE COMPANY

By: /s/ M. Kirk Scott

Name: M. Kirk Scott

Title: Managing Director, Chief Financial Officer

MORGAN STANLEY SMITH BARNEY LLC, AS DEALER

By: /s/ Carmen Lai

Name: Carmen Lai

Title: Executive Director

EXHIBIT A

ADDENDUM TO
SELECTED DEALER AGREEMENT WITH
BLACK CREEK CAPITAL MARKETS, LLC

NAME OF DEALER: MORGAN STANLEY SMITH BARNEY LLC
The following reflects the selling commissions, dealer manager fees and Distribution Fees as agreed upon between Black Creek Capital Markets, LLC (the “Dealer Manager”) and Dealer, effective as of the effective date of the Selected Dealer Agreement (the “Agreement”) among the Dealer Manager, Black Creek Diversified Property Fund Inc. (the “Company”), Black Creek Diversified Property Advisors LLC (the “Advisor”) and Dealer in connection with the offering of Shares of the Company.

Upfront Selling Commissions and Dealer Manager Fees.
Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales (as defined below) by Dealer of Class T Primary Shares and Class S Primary Shares that Dealer is authorized to sell and for services rendered by Dealer hereunder, the Dealer Manager shall reallow to Dealer an upfront selling commission in an amount equal to the percentage of the transaction price per share set forth under “Share Class Election in this Exhibit A on such completed sales of Class T Primary Shares and Class S Primary Shares, as applicable, by Dealer. Dealer shall not receive selling commissions for sales of any DRIP Shares, or for sales of any Class D or Class I shares, whether in the Primary Offering or pursuant to the DRIP. For purposes of this Exhibit A, a “completed sale” shall occur if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable offering and subscription documents, payment for the Shares has been received by the Company in full in the manner provided in Section 3 of the Agreement, the Company has accepted the subscription agreement of such subscriber, and the Company has thereafter distributed the selling commission and dealer manager fee, as applicable, to the Dealer Manager in connection with such transaction.
Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales by Dealer of Class T Primary Shares that Dealer is authorized to sell and for services rendered by Dealer hereunder, the Dealer Manager shall reallow to Dealer a dealer manager fee in an amount equal to the percentage set forth below of the transaction price per share on such completed sales of Class T Primary Shares by Dealer. Dealer shall not receive dealer manager fees for sales of any DRIP Shares, or for sales of any Class S, Class D or Class I shares, whether in the Primary Offering or pursuant to the DRIP.
Dealer may retain the selling commissions and dealer manager fees, if applicable, to which it is entitled pursuant to the Agreement, this Exhibit A and the Prospectus from the purchase price for the Shares in the Offering and forward the balance to the Company or its agent as set forth in the Subscription Agreement if it represents to the Dealer Manager that: (i) Dealer is legally permitted to do so; and (ii) (A) Dealer meets all applicable net capital requirements under the rules of FINRA or other applicable rules regarding such an arrangement; (B) Dealer has forwarded the Subscription Agreement to the Company or its agent within the time required under Section 3, and received the Company’s written acceptance of the subscription prior to forwarding the purchase price for the Shares, net of the selling commissions and dealer manager fees, if applicable, to which Dealer is entitled, to the Company or its agent; and (C) Dealer has verified that there are sufficient funds in the investor’s account with Dealer to cover the entire cost of the subscription. Dealer

1

shall wire such subscription funds to the Company or its agent as set forth in the Subscription Agreement within the time required under Section 3 following receipt of the Company’s written acceptance of the subscription.
Dealer shall be responsible for implementing the volume discounts described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus. Requests to combine purchase orders of Class T shares or Class S shares as a part of a combined order for the purpose of qualifying for discounts as described in the “Plan of Distribution” section of the Prospectus must be made in writing by Dealer, and any resulting reduction in selling commissions and/or dealer manager fees will be prorated among the separate subscribers.
Terms and Conditions of the Distribution Fees.
The payment of the Distribution Fee to Dealer is subject to terms and conditions set forth herein and the Prospectus as may be amended or supplemented from time to time. If Dealer elects to sell Class T shares, Class S shares and/or Class D shares, eligibility to receive the Distribution Fee with respect to the Class T shares, Class S shares and/or Class D shares, as applicable, sold by Dealer is conditioned upon Dealer acting as broker-dealer of record with respect to such Shares. In the event of termination of an Offering or the Agreement, the Dealer Manager and Dealer shall promptly enter into a Servicing Agreement on reasonable and customary terms to provide for the continuation of the payment by the Dealer Manager of the Distribution Fee with respect to the shares for which Dealer continues to act as broker-dealer of record.
Dealer hereby represents by its acceptance of each payment of the Distribution Fee that it complies with the above requirement. Dealer agrees to promptly notify the Dealer Manager if it is no longer the broker-dealer of record with respect to some or all of the Class T shares, Class S shares and/or Class D shares, as applicable, giving rise to such Distribution Fees.
Subject to the conditions described herein, the Dealer Manager will reallow to Dealer the Distribution Fee in an amount described below, on Class T shares, Class S shares or Class D shares, as applicable, sold by Dealer. To the extent payable, the Distribution Fee will be payable monthly in arrears as provided in the Prospectus. All determinations regarding the total amount and rate of reallowance of the Distribution Fee, Dealer’s compliance with the listed conditions, and/or the portion retained by the Dealer Manager will be made by the Dealer Manager in good faith in accordance with the terms of this Agreement.
Notwithstanding the foregoing, subject to the terms of the Prospectus, upon the date when the Dealer Manager is notified that the Dealer is no longer the broker-dealer of record with respect to such Class T, Class S or Class D shares, then Dealer’s entitlement to the Distribution Fees related to such Class T, Class S and/or Class D shares, as applicable, shall cease, and Dealer shall not receive the Distribution Fee for any portion of the month in which Dealer is not the broker dealer of record on the last day of the month; provided, however, if the change in the broker dealer of record with respect to such Class T, Class S or Class D shares is made in connection with a change in the registration of record for such Class T, Class S or Class D shares on the Company’s books and records (including, but not limited to, a re-registration due to a sale or a transfer or a change in the form of ownership of the account), then Dealer shall be entitled to a pro rata portion of the Distribution Fees related to such Class T, Class S and/or Class D shares, as applicable, for the portion of the month for which Dealer was the broker dealer of record.
Thereafter, such Distribution Fees may be reallowed to the then-current broker-dealer of record of the Class T, Class S and/or Class D shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”) and such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. Dealer is not entitled to any Distribution Fee with respect to Class I shares. The Dealer Manager may also reallow some

2

or all of the Distribution Fee to other broker-dealers who provide services with respect to the Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.
With respect to the foregoing paragraph, the Dealer Manager, the Company and the Advisor acknowledge and agree that all broker-dealers participating in any Offering must enter into a Selected Dealer Agreement or Servicing Agreement setting forth substantially similar terms as those set forth above regarding a broker-dealer’s entitlement to, and the cessation of, the Distribution Fees related to the Shares. For the avoidance of doubt, such terms shall include, but not be limited to, the condition that a broker-dealer or an affiliate thereof must be a broker-dealer of record with respect to the applicable Shares in order to receive payment of any Distribution Fee. Furthermore, the Dealer Manager, the Company and the Advisor acknowledge and agree that all Servicing Agreements for broker-dealers participating in any Offering shall not contain any provision under which a broker-dealer could prevent or limit any transfers to Dealer.
The Company and the Dealer Manager will cease paying the Distribution Fee with respect to individual Class T, Class S and Class D shares when they are no longer outstanding, including as a result of conversion to Class I shares described below. Each Class T, Class S or Class D share held within a stockholder’s account shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares at the Applicable Conversion Rate set forth in the Prospectus on the earliest of (a) a listing of any shares of the Company’s common stock on a national securities exchange, (b) the merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets and (c) the end of the month in which the Dealer Manager in conjunction with the Company’s transfer agent determines that the total upfront selling commissions, upfront dealer manager fees and ongoing Distribution Fees paid with respect to all shares of such class held by such stockholder within such account (including shares purchased through a distribution reinvestment plan or received as stock dividends) equals or exceeds 8.75% (or a lower limit set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer, provided that the Dealer Manager advises the Company’s transfer agent of the lower limit in writing) (the “Account Cap”) of the aggregate purchase price of all shares of such class held by such stockholder within such account and purchased in a primary offering (i.e., an offering other than a distribution reinvestment plan). In addition, after termination of the primary portion of an Offering, the Company and the Dealer Manager will cease paying the Distribution Fees with respect to each Class T, Class S or Class D share sold in that Offering (i.e., pursuant to the Registration Statement for such Offering), on the date when, the Company, with the assistance of the Dealer Manager, determine that all underwriting compensation paid or incurred in connection with such Offering from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all sales of Primary Shares in such Offering (the “10% Cap”). Dealer acknowledges that it will not be entitled to receive any selling commissions, dealer manager fees or Distribution Fees which would cause the aggregate amount of selling commissions, dealer manager fees, Distribution Fees and other forms of underwriting compensation (as defined in accordance with applicable FINRA rules) paid from any source in connection with each Offering to exceed the 10% Cap. The Dealer Manager agrees to use its commercially reasonable efforts to limit underwriting compensation other than the selling commissions, dealer manager fees and the Distribution Fee described in the Prospectus to an amount that is designed to protect against the 10% Cap being met prior to the date that the Account Cap is reached with respect to all shares sold by Dealer. For purposes of this Exhibit A, the portion of the Distribution Fee accruing with respect to Class T, Class S and Class D shares of the Company’s common stock issued (publicly or privately) by the Company during the term of a particular Offering, and not issued pursuant to a prior Offering, shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.

3

General
Selling commissions, dealer manager fees and Distribution Fees due to Dealer pursuant to this Agreement will be paid to Dealer no later than fifteen (15) days following the end of the month in which such fees are incurred by the Company. Dealer, in its sole discretion, may authorize the Dealer Manager to deposit selling commissions, dealer manager fees, Distribution Fees or other payments due to it pursuant to this Agreement directly to its bank account. If Dealer so elects, Dealer shall provide such deposit authorization and instructions in Exhibit A-1 to this Agreement.
The parties hereby agree that the foregoing selling commissions and reallowed dealer manager fees and Distribution Fee are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Primary Shares, that Dealer’s interest in the Offering is limited to such selling commissions and reallowed dealer manager fees and Distribution Fee, as applicable, from the Dealer Manager and Dealer’s indemnity referred to in Section 14 of the Agreement.
The Company agrees that it shall pay, or cause to be paid, to the Dealer Manager, all compensation, including selling commissions, dealer manager fees or Distribution Fees, as applicable, to the extent such amounts are payable to Dealer.
Except as otherwise described under “Upfront Selling Commissions and Dealer Manager Fees” above, the Dealer waives any and all rights to receive compensation, including all selling commissions, dealer manager fees and Distribution Fees, until it is paid to and received by the Dealer Manager. Dealer Manager agrees to use its commercially reasonable efforts to secure all such compensation from the Company, and the Company agrees that such compensation shall not be unreasonably withheld. Dealer affirms that the Dealer Manager’s liability for selling commissions and dealer manager fees payable and the Distribution Fee is limited solely to the proceeds of selling commissions, dealer manager fees and the Distribution Fee, as applicable, received by the Dealer Manager from the Company associated with Dealer’s sale of the applicable Shares, and Dealer hereby waives any and all rights to receive payment of selling commissions or any reallowance of dealer manager fees or the Distribution Fee, as applicable, due until such time as the Dealer Manager is in receipt of the selling commission, dealer manager fee or Distribution Fee, as applicable, from the Company. Notwithstanding the above, Dealer affirms that, to the extent Dealer retains selling commissions and/or dealer manager fees as described above under “Upfront Selling Commissions and Dealer Manager Fees,” neither the Company nor the Dealer Manager shall have liability for selling commissions or dealer manager fees payable to the Dealer, and that Dealer is solely responsible for retaining the selling commissions and dealer manager fees, as applicable, due to Dealer from the subscription funds received by Dealer from its customers for the purchase of Shares in accordance with the terms of this Agreement.
Dealer shall furnish the Dealer Manager and the Company with such information as shall reasonably be requested by the Company with respect to the fees paid to Dealer pursuant to this Schedule A, and Dealer shall notify the Dealer Manager if Dealer is not eligible to receive selling commissions, dealer manager fees and/or Distribution Fees.
Due Diligence
In addition, as set forth in the Prospectus, the Dealer Manager or, in certain cases at the option of the Company, the Company, will pay or reimburse Dealer for reasonable bona fide due diligence expenses incurred by Dealer in connection with the Offering, including the due diligence expenses incurred by Dealer in conducting its initial disclosure review pursuant to Section 10 of the Agreement prior to the execution of this Agreement and the additional due diligence expenses incurred throughout the Offering. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by Dealer and its personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties, as well as legal expenses to verify all material facts are adequately and accurately disclosed in the Prospectus and compliance with applicable laws and regulations related to the

4

Offering. Dealer shall provide a detailed and itemized invoice for any such due diligence expenses, and in addition, Dealer shall obtain the prior written approval from the Dealer Manager for any expenses that are, in the aggregate, greater than $100,000 per calendar quarter. Such expenses shall be reimbursed within 15 business days following the Dealer Manager’s receipt of each detailed and itemized invoice. Notwithstanding the foregoing, no such payment will be made if such payment would cause the aggregate of such reimbursements to Dealer and other broker-dealers, together with all other organization and offering expenses, to exceed 15% of the Company’s gross proceeds from the Offering. All such reimbursements will be made in accordance with, and subject to the restrictions and limitations imposed under the Prospectus, FINRA rules and other applicable laws and regulations.
Share Class Election

CHECK EACH APPLICABLE BOX BELOW IF DEALER ELECTS TO PARTICIPATE IN THE DISTRIBUTION OF THE LISTED SHARE CLASS

☐ Class T Shares    ☒ Class S Shares    ☐ Class D Shares    ☒ Class I Shares

The following reflects the selling commission, dealer manager fee and/or the Distribution Fee as agreed upon between the Dealer Manager and Dealer for the applicable Share Class.

Class T Shares
________ (Initials)	Upfront Selling Commission of 3.0% of the transaction price per Class T share sold in the Primary Offering*	By initialing here, Dealer hereby agrees to the terms of the Agreement and this Exhibit A with respect to the Class T shares.
________ (Initials)	Upfront Dealer Manager Fee of 0.5% of the transaction price per Class T share sold in the Primary Offering*	By initialing here, Dealer hereby agrees to the terms of the Agreement and this Exhibit A with respect to the Class T shares.
________ (Initials)
Distribution Fee of 0.85% (Annualized Rate) of aggregate NAV of outstanding Class T shares, consisting of an advisor Distribution Fee of 0.65% (Annualized Rate), and a dealer Distribution Fee of 0.20% (Annualized Rate), of the aggregate NAV of outstanding Class T shares.

By initialing here, Dealer agrees to the terms of eligibility for the Distribution Fee set forth in this Exhibit A. Should Dealer choose to opt out of this provision, it will not be eligible to receive the Distribution Fee and initialing is not necessary. Dealer represents by its acceptance of each payment of the Distribution Fee that it complies with each of the above requirements.

5

Class S Shares
/s/ CL (Initials)	Upfront Selling Commission up to 3.5% of the transaction price per Class S share sold in the Primary Offering*	By initialing here, Dealer hereby agrees to the terms of the Agreement and this Exhibit A with respect to the Class S shares.
/s/ CL (Initials)	Distribution Fee of 0.85% (Annualized Rate) of aggregate NAV of outstanding Class S shares
By initialing here, Dealer agrees to the terms of eligibility for the Distribution Fee set forth in this Exhibit A. Should Dealer choose to opt out of this provision, it will not be eligible to receive the Distribution Fee and initialing is not necessary. Dealer represents by its acceptance of each payment of the Distribution Fee that it complies with each of the above requirements.

Class D Shares
________ (Initials)	Distribution Fee of 0.25% (Annualized Rate) of aggregate NAV of outstanding Class D shares
By initialing here, Dealer agrees to the terms of eligibility for the Distribution Fee set forth in this Exhibit A. Should Dealer choose to opt out of this provision, it will not be eligible to receive the Distribution Fee and initialing is not necessary. Dealer represents by its acceptance of each payment of the Distribution Fee that it complies with each of the above requirements.

* Subject to discounts described in the “Plan of Distribution” section of the Prospectus.

6

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first written above.

BLACK CREEK CAPITAL MARKETS, LLC, AS THE DEALER MANAGER

By: /s/ Charlie Murray

Name: Charlie Murray

Title: Chief Executive Officer

BLACK CREEK DIVERSIFIED PROPERTY ADVISORS LLC, AS THE ADVISOR

By: /s/ Evan H. Zucker

Name: Evan H. Zucker

Title: Manager

BLACK CREEK DIVERSIFIED PROPERTY FUND INC., AS THE COMPANY

By: /s/ M. Kirk Scott

Name: M. Kirk Scott

Title: Managing Director, Chief Financial Officer

MORGAN STANLEY SMITH BARNEY LLC, AS DEALER

By: /s/ Carmen Lai

Name: Carmen Lai

Title: Executive Director

7

EXHIBIT A-1
TO
SELECTED DEALER AGREEMENT WITH
BLACK CREEK CAPITAL MARKETS, LLC

NAME OF ISSUER: BLACK CREEK DIVERSIFIED PROPERTY FUND INC.
NAME OF DEALER: MORGAN STANLEY SMITH BARNEY LLC
EXHIBIT A-1 TO AGREEMENT DATED:
Dealer hereby authorizes the Dealer Manager or its agent to deposit upfront selling commissions, dealer manager fees, distribution fees, reallowances and other payments due to it pursuant to the Selected Dealer Agreement in the manner specified below. This authority will remain in force until Dealer notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to Dealer for an amount not to exceed the amount of the erroneous deposit.

Payment Type

☐ Upfront Selling Commissions/Dealer Manager Fees    ☐ Distribution Fees    ☐ Other

If there are different instructions for each payment type, please complete a separate form for each payment instruction.

Payment Method

☐ Check
Mailing Address:___________________________
Attention:_________________________________
City:________________    State: __________        Zip: ____________

☐ ACH
ABA Number:________________________________
Bank Name:__________________________________
Account Number:______________________________
Reference: _____________________________________
Mailing Address:_________________________________
City:___________________     State:________________    Zip:_____________

Payment Backup
☐ Hard Copy
☐ Mail to address listed above
☐ Mail to a different address:
Mailing address: __________________________________________
City:_________________     State:______________         Zip:_____________

☐ Internet Dealer Commission (IDC) – Please go to www.dstidc.com to sign up for access to commission files.
If you have any questions regarding commissions, please contact Amber Wallner at 303.226.4856.

EXHIBIT B

Share Repurchase Plan

BLACK CREEK DIVERSIFIED PROPERTY FUND INC.
Amended and Restated Share Redemption Program
Effective as of October 13, 2017

Definitions

Advisor – Shall mean Black Creek Diversified Property Advisors LLC.

Advisory Agreement – The advisory agreement between the Advisor and the Company.

Class D shares – Shall mean the shares of the Company’s common stock classified as Class D.

Class E shares – Shall mean the shares of the Company’s common stock classified as Class E.

Class I shares– Shall mean the shares of the Company’s common stock classified as Class I.

Class S shares – Shall mean the shares of the Company’s common stock classified as Class S.

Class T shares – Shall mean the shares of the Company’s common stock classified as Class T.

Company – Shall mean Black Creek Diversified Property Fund Inc., a Maryland corporation. The Company may be referred to as “we” or “our” within the context of this document.

Code – Shall mean the Internal Revenue Code of 1986, as amended.

Early Redemption Deduction – Shall mean have the meaning set forth below.

NAV – Shall mean the net asset value of the Company or a class of its shares, as the context requires, determined in accordance with the Company’s valuation policies and procedures.

Operating Partnership – Shall mean Black Creek Diversified Property Operating Partnership LP.

Operating Partnership Agreement – Shall mean the Sixth Amended and Restated Limited Partnership Agreement of the Operating Partnership, as amended from time to time.

OP Units – Shall mean limited partnership interests in the Operating Partnership.

Offering – Shall mean any ongoing public offering of Class T, Class S, Class D or Class I shares, whether in a primary offering or pursuant to the Company’s distribution reinvestment plan.

Redemption Date – Shall mean have the meaning set forth below.

Stockholders or stockholders – Shall mean the holders of Class E, Class T, Class S, Class D or Class I shares. Stockholders may be referred to as “you” or “your” within the context of this document.

Transaction Price – Shall mean the price at which a share will be redeemed, which will generally be equal to the most recently disclosed monthly NAV per share for the applicable class of shares. The Company may use a Transaction Price other than the most recently disclosed monthly NAV in cases where the Company believes there has been a material change (positive or negative) to the Company’s NAV per share relative to the most recently disclosed monthly NAV per share.

Share Redemption Program
We expect that there will be no regular secondary trading market for shares of our common stock. While you should view your investment as long term with limited liquidity, we have adopted this share redemption program, whereby stockholders may request that we redeem all or any portion of their shares in accordance with the procedures and subject to certain conditions and limitations described below. All references herein to the classes of our shares mean our Class E, Class T, Class S, Class D, and Class I shares, and not the OP Units issued by our Operating Partnership, unless the context otherwise requires.
Due to the illiquid nature of investments in real property, we may not have sufficient liquid resources to fund redemption requests. In addition, we have established limitations on the amount of funds we may use for redemptions during any calendar month and quarter. See “Redemption Limitations” below. Further, our board of directors has the right to modify, suspend or terminate this share redemption program if it deems such action to be in the best interest of our stockholders.
A stockholder’s request for redemption in accordance with any of the special treatment described below in the event of the death or qualifying disability of a stockholder must be submitted within 18 months of the death of the stockholder or the initial determination of the stockholder’s disability (which we define as such term is defined in Section 72(m)(7) of the Code), as further described below.
You may request that we redeem shares of our common stock through your financial advisor or directly with our transfer agent. We will generally adhere to the following procedures relating to the redemption of shares of our common stock:

•
Under this share redemption program, to the extent we choose to redeem shares in any particular month we will only redeem shares as of the last calendar day of that month (a “Redemption Date”). To have your shares redeemed, your redemption request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share redemptions will be made within three business days of the Redemption Date. Redemption requests received and processed by our transfer agent will be effected at a redemption price equal to the Transaction Price on the applicable Redemption Date, subject to any Early Redemption Deduction. Although the Transaction Price for shares of our common stock will generally be based on the most recently disclosed monthly NAV per share, the NAV per share of such stock as of the Redemption Date may be significantly different.

•
A stockholder may withdraw his or her redemption request by notifying the transfer agent, directly or through the stockholder’s financial intermediary, on our toll-free, automated telephone line, (888) 310-9352. The line is open on each business day between the hours of 9:00 a.m. and 6:00 p.m. (Eastern time). Redemption requests must be cancelled before 4:00 p.m. (Eastern time) on the last business day of the applicable month.

•
If a redemption request is received after 4:00 p.m. (Eastern time) on the second to last business day of the applicable month, the redemption request will be executed, if at all, on the next month’s Redemption Date at the Transaction Price applicable to that month (subject to any Early Redemption Deduction), unless such request is withdrawn prior to the redemption. Redemption requests received and processed by our transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day.

•
Redemption requests may be made by mail or by contacting your financial intermediary, both subject to certain conditions set forth herein. If making a redemption request by contacting your financial intermediary, your financial intermediary may require you to provide certain documentation or information. If making a redemption request by mail to the transfer agent, you must complete and sign a redemption authorization form which will be available on our website. Written requests should be sent to the transfer agent at the following address:

For regular mail:	For overnight deliveries:
DST Systems, Inc.	DST Systems, Inc.
PO Box 219079	430 West 7th Street, Suite 219079
Kansas City, Missouri 64121-9079	Kansas City, Missouri 64105

Toll Free Number: (888) 310-9352
Corporate investors and other non-individual entities must have an appropriate certification on file authorizing redemptions. A signature guarantee may be required.

•
For processed redemptions, stockholders may request that redemption proceeds are to be paid by mailed check provided that the amount is less than $100,000 and the check is mailed to an address on file with the transfer agent for at least 30 days.

•
Processed redemptions of more than $100,000 will be paid only via ACH or wire transfer. For this reason, stockholders who own more than $100,000 of our common stock must provide bank instructions for their brokerage account or designated U.S. bank account. Stockholders who own less than $100,000 of our common stock may also receive redemption proceeds via ACH or wire transfer, provided the payment amount is at least $2,500. For all redemptions paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating your bank or brokerage account on file. Funds will be sent only to U.S. financial institutions (ACH network members).

•
A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions which are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any redemption or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the redemption request is over $500,000; (2) you wish to have redemption proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (3) our transfer agent cannot confirm your identity or suspects fraudulent activity.

•	If a stockholder has made multiple purchases of shares of our common stock, any redemption request will be processed on a first in/first out basis unless otherwise requested in the redemption request.
Minimum Account Redemptions
In the event that any stockholder fails to maintain the minimum balance of $2,000 of shares of our common stock, we may redeem all of the shares held by that stockholder at the redemption price in effect on the date we determine that the stockholder has failed to meet the minimum balance, less any Early Redemption Deduction. Minimum account redemptions will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account redemptions are subject to Early Redemption Deduction.
Sources of Funds for Redemptions
We may, in the Advisor’s discretion, after taking the interests of our company as a whole and the interests of our remaining stockholders into consideration, use proceeds from any available sources at our disposal to satisfy redemption requests, subject to the limitation on the amount of funds we may use described below under “Redemption Limitations.” Potential sources of funding redemptions include, but are not limited to, cash on hand, cash available from borrowings, cash from the sale of shares of our common stock and cash from liquidations of investments, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders, purchases of real property, debt-related or other investments or redemption of OP Units.
Although the vast majority of our assets consist of properties that cannot generally be readily liquidated on short notice without impacting our ability to realize full value upon their disposition, we intend to maintain a number of sources of liquidity including (i) cash equivalents (e.g. money market funds), other short-term investments, U.S. government securities, agency securities and liquid real estate-related securities and (ii) one or more borrowing facilities. We may fund redemptions from any available source of funds, including operating cash flows, borrowings, proceeds from the Offering and/or sales of our assets.
Redemption Limitations
We may redeem fewer shares than have been requested in any particular month to be redeemed under this share redemption program, or none at all, in our discretion at any time. The total amount of aggregate redemptions of Class E, Class T, Class S, Class D, and Class I shares (based on the price at which the shares are redeemed) will be limited during each calendar month to 2% of the aggregate NAV of all classes as of the last calendar day of the previous quarter and in each calendar quarter will be limited to 5% of the aggregate NAV of all classes of shares as of the last calendar day of the previous calendar quarter; provided, however, that every month and quarter each class of our common stock will be allocated capacity within such aggregate limit to allow stockholders in such class to either (a) redeem shares (based on the price at which the shares are redeemed) equal to at least 2% of the aggregate NAV of such share class as of the last calendar day of the previous quarter, or, if more limiting, (b) redeem shares (based on the price at which the shares are redeemed) over the course of a given quarter equal to at least 5% of the aggregate NAV of such share class as of the last calendar day of the previous quarter, which in the second and third months of a quarter could be less than 2% of the NAV of such share class.  In the event that we determine to redeem some but not all of the shares submitted for redemption during any month, shares redeemed at the end of the month will be redeemed on a pro rata basis. Even if the class-specific allocations are exceeded for a class, the program may offer such class additional capacity under the aggregate program limits. Redemptions and pro rata treatment, if necessary, will first be applied within the class-specific limits and then applied on an aggregate basis in a second step.  All unsatisfied redemption requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of this share redemption program, as applicable.
For both the aggregate and class-specific allocations described above, (i) provided that this share redemption program has been operating and not suspended for the first month of a given quarter and that all properly submitted redemption requests were satisfied, any unused capacity for that month will carry over to the second month and (ii) provided that this share redemption program has been operating and not suspended for the first two months of a given quarter and that all properly submitted redemption requests were satisfied, any unused capacity for those two months will carry over to the third month. In no event will such carry-over capacity permit the redemption of shares with aggregate value (based on the redemption price per share for the month the redemption is effected) in excess of 5% of the combined NAV of all classes of shares as of the last calendar day of the previous calendar quarter (provided that for these purposes redemptions may be measured on a net basis as described in the paragraph below).
We currently measure the foregoing redemption allocations and limitations based on net redemptions during a month or quarter, as applicable. The term “net redemptions” means, during the applicable period, the excess of our share redemptions (capital outflows) over the proceeds from the sale of our shares (capital inflows). Net redemptions for the class-specific allocations will be based only on the capital inflows and outflows of that class, while net redemptions for the overall program limits would be based on capital inflows and outflows of all classes. Thus, for any given calendar quarter, the maximum amount of redemptions during that quarter will be equal to (1) 5% of the combined NAV of all classes of shares as of the last calendar day of the previous calendar quarter, plus (2) proceeds from sales of new shares in the Offering (including purchases pursuant to our distribution reinvestment plan) and the Class E distribution reinvestment plan offering since the beginning of the current calendar quarter. The same would apply for a given month, except that redemptions in a month would be subject to the 2% limit described above (subject to potential carry-over capacity), and netting would be measured on a monthly basis. With respect to future periods, our board of directors may choose whether the allocations and limitations will be applied to “gross redemptions,” i.e., without netting against capital inflows, rather than to net redemptions. If redemptions for a given month or quarter are measured on a gross basis rather than on a net basis, the redemption limitations could limit the amount of shares redeemed in a given month or quarter despite our receiving a net capital inflow for that month or quarter. In order for our board of directors to change the application of the allocations and limitations from net redemptions to gross redemptions or vice versa, we will provide notice to stockholders in a prospectus supplement or special or periodic report filed by us, as well as in a press release or on our website, at least 10 days before the first business day of the quarter for which the new test will apply. The determination to measure redemptions on a gross basis, or vice versa, will only be made for an entire quarter, and not particular months within a quarter.
If the Transaction Price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no redemption requests will be accepted for such month and stockholders who wish to have their shares redeemed the following month must resubmit their redemption requests.
Should redemption requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of the company as a whole, we may choose to redeem fewer shares in any particular month than have been requested to be redeemed, or none at all. Further, our board of directors may modify, suspend or terminate our share redemption program if it deems such action to be in our best interest and the best interest of our stockholders. Material modifications, including any amendment to the 2% monthly or 5% quarterly limitations on redemptions, to and suspensions of this share redemption program will be promptly disclosed to stockholders in a prospectus supplement (or post-effective amendment if required by the Securities Act of 1933, as amended) or special or periodic report filed by us. Material modifications will also be disclosed on our website. In addition, we may determine to suspend this share redemption program due to regulatory changes, changes in law or if we become aware of undisclosed material information that we believe should be publicly disclosed before shares are redeemed. Once this share redemption program is suspended, our board of directors must affirmatively authorize the recommencement of the plan before stockholder requests will be considered again.
Early Redemption Deduction
There is no minimum holding period for shares of our common stock and stockholders can request that we redeem their shares at any time. However, subject to limited exceptions, shares that have not been outstanding for at least one year will be redeemed at 95% of the Transaction Price (the “Early Redemption Deduction”).

The Early Redemption Deduction will inure indirectly to the benefit of our remaining stockholders and is intended to offset the trading costs, market impact and other costs associated with short-term trading in our common stock. We may, from time to time, waive the Early Redemption Deduction in the following circumstances:

•	redemptions resulting from death or qualifying disability;

•	in the event that a stockholder’s shares are redeemed because the stockholder has failed to maintain the $2,000 minimum account balance; or

•	with respect to shares purchased through our distribution reinvestment plan.
In addition, the Early Redemption Deduction may not apply to transactions initiated by the trustee or adviser to a donor-advised charitable gift fund, collective trust fund, common trust fund, fund of fund(s) or other institutional accounts, strategy funds or programs if management determines, in its sole discretion, such account, fund or program has an investment strategy or policy that is reasonably likely to control short-term trading. Further, shares of our common stock may be sold to certain employer sponsored plans, bank or trust company accounts and accounts of certain financial institutions or intermediaries for which we may not apply the Early Redemption Deduction to underlying stockholders, often because of administrative or systems limitations. The Early Redemption Deduction shall also not apply to shares taken by our Advisor in lieu of fees or expense reimbursements under the Advisory Agreement.
The Early Redemption Deduction will also not apply in certain situations following the departure of certain key persons to our company, unless replaced as described below. The currently designated key persons are John A. Blumberg, Richard D. Kincaid, Dwight L. Merriman III, Gregory M. Moran and any individual appointed by a majority of our independent directors to replace such key persons as described below. If two or more of such key persons have died, resigned, been removed, become disabled (meaning the earlier of (a) the date on which a key person’s healthcare provider states in writing that that such key person will be unable, or can reasonably be expected to be unable, to perform the essential functions of his/her regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness or injury for a period of at least 60 consecutive days, or (b) the 60th consecutive day in which such key person has actually been unable to perform the essential functions of his/her regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness or injury), or are otherwise unable or unwilling to exercise the authority and discharge those day-to-day management responsibilities with respect to our company as are currently exercised and discharged by such key persons, and our independent directors have not, within 60 days of such situations having arisen with respect to two more of such key persons, approved the appointment of one or more replacements who will fulfill substantially all of the duties of at least all but one of such key persons (meaning one key person position may remain unfilled for longer than 60 days) (a “Key Man Triggering Event”), then the Early Redemption Deduction will be waived with respect to all shares purchased prior to the expiration of five business days after the public disclosure of the occurrence of such Key Man Triggering Event (“Exempt Shares”) from the time the Key Man Triggering Event is publicly disclosed until the completion of three full calendar months; provided, that if not all properly submitted redemption requests are satisfied during such three full calendar months, then such Early Redemption Deduction waiver for Exempt Shares will continue until there has been a subsequent calendar month in which all properly submitted redemption requests were satisfied. We will publicly disclose a Key Man Triggering Event and the associated waiver of the Early Redemption Deduction promptly upon its occurrence, and also promptly publicly disclose when the associated waiver of the Early Redemption Deduction has ended. Any such public disclosure will be made to stockholders in a prospectus supplement or special or periodic report filed by us, as well as in a press release or on our website.
From time to time, our board of directors may also authorize waivers of the Early Redemption Deduction for specified periods of time with respect to future redemptions for all investors upon the occurrence of specific circumstances other than personal circumstances (e.g. significant corporate changes, natural disasters) that it determines, in its sole discretion, do not raise concerns over short-term trading. Any such waivers will be publicly disclosed promptly following their approval. Any such waivers will apply to all investors and apply on a prospective basis only, and will remain effective for at least three full calendar months. Any such public disclosure will be made to stockholders in a prospectus supplement or special or periodic report filed by us, as well as in a press release or on our website.
As set forth above, we may waive the Early Redemption Deduction in respect of redemption of shares resulting from the death of a stockholder who is a natural person, subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. We must receive the written redemption request within 18 months after the death of the stockholder in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death of a stockholder. Such a written request must be accompanied by a certified copy of the official death certificate of the stockholder. If spouses are joint registered holders of shares, the request to have the shares redeemed may be made if either of the registered holders dies. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of redemption upon death does not apply.
Furthermore, as set forth above, we may waive the Early Redemption Deduction in respect of redemption of shares held by a stockholder who is a natural person who is deemed to have a qualifying disability (as such term is defined in Section 72(m)(7) of the Code), subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder. We must receive the written redemption request within 18 months of the initial determination of the stockholder’s disability in order for the stockholder to rely on any of the waivers described above that may be granted in the event of the disability of a stockholder. If spouses are joint registered holders of shares, the request to have the shares redeemed may be made if either of the registered holders acquires a qualifying disability. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of redemption upon disability does not apply.
Items of Note
When you make a request to have shares redeemed, you should note the following:

•	if you are requesting that some but not all of your shares be redeemed, keep your balance above $2,000 to avoid minimum account redemption, if applicable;

•	you will not receive interest on amounts represented by uncashed redemption checks;

•	under applicable anti-money laundering regulations and other federal regulations, redemption requests may be suspended, restricted or canceled and the proceeds may be withheld; and

•
all shares of our common stock requested to be redeemed must be beneficially owned by the stockholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the redemption must be authorized to do so by the stockholder of record of the shares or his or her estate, heir or beneficiary, and such shares of common stock must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that the shares requested for redemption are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to redeem any shares subject to the lien.

IRS regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or redeemed. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by checking the appropriate box on the redemption form or calling our customer service number at (888) 310-9352, we will utilize the first-in-first-out method.
Mail and Telephone Instructions
We and our transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized stockholder transactions if they reasonably believe that such instructions were genuine. We and our transfer agent have established reasonable procedures to confirm that instructions are genuine including requiring the stockholder to provide certain specific identifying information on file and sending written confirmation to stockholders of record no later than five days following execution of the instruction. Stockholders, or their designated custodian or fiduciary, should carefully review such correspondence to ensure that the instructions were properly acted upon. If any discrepancies are noted, the stockholder, or its agent, should contact his, her or its financial advisor as well as our transfer agent in a timely manner, but in no event more than 60 days from receipt of such correspondence. Failure to notify such entities in a timely manner will relieve us, our transfer agent and the financial advisor of any liability with respect to the discrepancy.

EXHIBIT C

Fund No Lien Letter

Morgan Stanley Smith Barney LLC (“MSSB”) is a broker-dealer registered with the Securities and Exchange Commission (“SEC”) and is a member of Financial Industry Regulatory Authority (“FINRA”). MSSB is subject to Rule 15c3-3 under the Securities Exchange Act (“SEA”) of 1934, which governs the possession, control and custody of securities held by a broker-dealer on behalf of its customers. The SEC and FINRA have issued interpretations of Rule 15c3-3 providing the conditions under which a broker-dealer may treat interests in alternative investment vehicles, typically limited partnerships, limited liability companies or corporations (the “AI Product(s))” as being held in a good control location for the purposes of SEA Rule 15c3-3(c)(7).

The SEC and FINRA require these conditions be acknowledged in writing. Therefore, we request that the management entity listed below (the “AI Management Entity”) confirm the following regarding MSSB clients’ interests in any AI Product managed by the AI Management Entity and offered by MSSB (“Investors Interests”) as of the date indicated below or on any subsequent date a MSSB Client owns an Investor Interest in a AI Product managed by the AI Management Entity.

•
To the best of your knowledge, while the assets of the AI Products may be subject to rights, charges, security interests, liens or claims as set forth in the offering and organizational documents of the AI Product(s), the Investors Interests in the AI Product(s) are not otherwise subject to any right, charge, security interest, lien or claim of any kind in favor of the AI Management Entity or any person claiming through the AI Management Entity and if, notwithstanding the foregoing, the Investor Interests become subject to any such right, charge, security interest, lien, or claim of any kind, you will promptly notify us in writing; and

•
As far as you are aware, the AI Management Entity is not experiencing any substantial problems of an operational nature which may materially endanger the interests of customers in the AI Product, and if you become aware of any such substantial problems of an operational nature, you will promptly notify us in writing.

By signing below, you confirm the above is true and correct to the best of your knowledge.

AI Management Entity:
BY:
NAME:
TITLE:
DATE

EXHIBIT D

NOTICES

Notices required by the Agreement should be sent as follows:

If to Dealer:
Morgan Stanley Smith Barney LLC
Attn: Carmen Lai
522 Fifth Avenue, 13th Floor
New York, New York 10036
E-mail: Carmen.Lai@morganstanley.com

with a copy, which shall not constitute notice, to:
E-mail: fofproduct@ms.com

If to the Dealer Manager:
Black Creek Capital Markets, LLC
Attn: Brian Magner
518 17th Street, 17th Floor
Denver, CO 80202
E-mail: brian.magner@blackcreekgroup.com

with a copy, which shall not constitute notice, to

Black Creek Diversified Property Fund Inc.
Attn: Joshua J. Widoff
518 17th Street
17th Floor
Denver, CO 80202
E-mail: josh.widoff@blackcreekgroup.com

If to the Company:	Black Creek Diversified Property Fund Inc. Attn: Joshua J. Widoff 518 17th Street 17th Floor Denver, CO 80202 E-mail: josh.widoff@blackcreekgroup.com
If to the Advisor:	Black Creek Diversified Property Advisors LLC Attn: Gary Reiff 518 17th Street 17th Floor Denver, CO 80202 E-mail: gary.reiff@blackcreekgroup.com